Filed pursuant to Rule 424(b)(7)
File Number 333-161182

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, Par Value $.01 per Share	1,355,671	$17.24	$23,371,768.04	$2,713.46
______________________________
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(r) of the Securities Act of 1933, as amended, or the Securities Act, and based upon the average of the high and low sales price of a share of the Registrant’s common stock as reported by the New York Stock Exchange on March 24, 2011.
(2) Calculated pursuant to Rules 456(b), 457(c) and 457(r) of the Securities Act.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 7, 2009)

1,355,671 Shares

CBL & Associates Properties, Inc.
Common Stock
(Par Value $.01 per Share)

The selling stockholders listed on page S-26 of this Prospectus Supplement may offer and sell from time to time up to 1,355,671 shares of the common stock of CBL & Associates Properties, Inc. by using this Prospectus Supplement.  Information about the selling stockholders and the times and manner in which they may offer and sell shares of our common stock using this Prospectus Supplement is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus, except to the extent that the information presented or incorporated by reference herein supersedes the information contained in the Prospectus.  This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders.  We will pay all expenses associated with the registration of the shares of common stock offered by the selling stockholders pursuant to this Prospectus Supplement.

Our common stock is listed on the New York Stock Exchange and traded under the symbol “CBL”.  The last reported sale price of our common stock on the New York Stock Exchange on March 29, 2011, was $17.22 per share.

Investing in our common stock involves certain risks.  See “Risk Factors” commencing on page S-7 of this Prospectus Supplement.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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The date of this Prospectus Supplement is March 30, 2011.

You should rely only on information contained in or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.  Neither we nor the selling stockholders have authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of the respective documents.

This document is in two parts.  The first part is the Prospectus Supplement, which describes the specific terms of this offering.  The second part is the accompanying Prospectus, which gives more general information, some of which may not apply to this offering.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this Prospectus Supplement.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this Prospectus Supplement from the date we file that document.

We have filed the documents listed below with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and they are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Amendment No. 1 thereto on Form 10-K/A filed on March 3, 2011 (as amended, our “2010 Annual Report”).

•	Our Proxy Statement filed on March 25, 2011.

•	Current Reports on Form 8-K dated and filed on the following dates:

Dated                                                      Filed
December 31, 2010*                             January 6, 2011*
February 7, 2011                                   February 11, 2011
February 7, 2011                                   February 14, 2011
March 28, 2011                                     March 30, 2011
_______________________
*  Other than information that has been furnished to, and not filed with, the SEC, which information is not incorporated into this Prospectus Supplement or the accompanying Prospectus.

Any document which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus Supplement and prior to termination of this offering of securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be deemed to be incorporated by reference into, and to be part of, this Prospectus Supplement from the date of filing of each such document.

Any statement contained in this Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference into this Prospectus Supplement will, to the extent applicable, be deemed to be modified, superseded or replaced by later statements included in supplements or amendments to this Prospectus Supplement or in subsequently filed documents which are in, or deemed to be incorporated by reference in, this Prospectus Supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus Supplement is delivered, upon the written or oral request of any such person, a copy of any or all documents incorporated by reference herein (other than exhibits to those documents, unless such exhibits are specifically incorporated by reference into such documents).  Such requests should be addressed to our Vice President – Corporate Communications and Investor Relations, CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000 (telephone number (423) 855-0001).

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  All statements other than statements of historical fact should be considered to be forward-looking statements.

Forward-looking statements can often be identified by the use of forward-looking terminology, such as “will”, “should”, “could”, “projects”, “goals”, “objectives”, “targets”, “predicts”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “will be” and variations of these words and similar expressions.  Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be achieved.  It is possible that the actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties.  Some of the factors that could cause actual results to differ include, without limitation:

•	general industry, economic and business conditions;
•	interest rate fluctuations, costs and availability of capital and capital requirements;
•	costs and availability of real estate;
•	inability to consummate acquisition opportunities;
•	competition from other companies and retail formats;
•	changes in retail rental rates in our markets;
•	shifts in customer demands;
•	tenant bankruptcies or store closings;
•	changes in vacancy rates at our properties;
•	changes in operating expenses;
•	changes in applicable laws, rules and regulations; and
•
the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support our future refinancing requirements and business.

This list of risks and uncertainties, however, is only a summary and is not intended to be exhaustive.  For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors,” beginning on page S-7 of this Prospectus Supplement and on page 6 of the accompanying Prospectus and under “Risk Factors” in our 2010 Annual Report, which is incorporated by reference in this Prospectus Supplement and the accompanying Prospectus and has been filed with the SEC, as well as other information contained in our publicly available filings with the SEC.  We do not undertake to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our common stock.  You should read the entire Prospectus Supplement and the accompanying Prospectus carefully, including the matters discussed under the caption “Risk Factors” and the detailed information and financial statements included or incorporated by reference in this Prospectus Supplement.  When used in this Prospectus Supplement, the terms “the Company,” “we,” “our” and “us,” except as otherwise indicated or as the context otherwise indicates, refer to CBL & Associates Properties, Inc. and all entities owned or controlled by us.  The term “you” refers to a prospective investor.

Company Overview

We are a self-managed, self-administered, fully integrated real estate investment trust (“REIT”).  We own, develop, acquire, lease, manage and operate regional shopping malls, open-air centers, community centers and office properties.  We currently own interests in a portfolio of properties, consisting of enclosed regional malls, open-air centers, associated centers (each of which is part of a regional shopping mall complex), community centers, office buildings (including our corporate office building) and joint venture investments in similar types of properties.  We may also own from time to time shopping center properties that are under development or construction, as well as options to acquire certain shopping center development sites owned by third parties.  Our shopping center properties are located in 26 domestic states but are primarily in the Southeastern and Midwestern United States.  We have elected to be taxed as a REIT for federal income tax purposes.

We conduct substantially all of our business through CBL & Associates Limited Partnership, our “Operating Partnership.”  We currently own an indirect majority interest in the Operating Partnership, and one of our wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation, is its sole general partner.  We conduct our property management and development activities through CBL & Associates Management, Inc. (the “Management Company”) to comply with certain technical requirements of the Internal Revenue Code of 1986, as amended.  The Operating Partnership owns 100% of both of the Management Company’s preferred stock and common stock.

In order for us to maintain our qualification as a REIT for federal income tax purposes, our Certificate of Incorporation provides for an ownership limit which generally prohibits, with certain exceptions, direct or constructive ownership by one person, as defined in our Certificate of Incorporation, of equity securities representing more than 6% of the combined total value of our outstanding equity securities.

We were organized on July 13, 1993 as a Delaware corporation to acquire substantially all of the real estate properties owned by our predecessor company, CBL & Associates, Inc., and its affiliates.  Our principal executive offices are located at CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and our telephone number is (423) 855-0001.  Our website can be found at cblproperties.com.  The information contained on or connected to our website is not, and you must not consider the information to be, a part of this Prospectus Supplement or the accompanying Prospectus.

The Offering

Common Stock Offered by the Selling Stockholders
1,355,671 shares of common stock, which we issued to the selling stockholders in exchange for special common units of limited partnership interest in our Operating Partnership.  See “Selling Stockholders” and “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders. See “Use of Proceeds.”
Market Information for the Common Stock	New York Stock Exchange (NYSE) Symbol: CBL. On March 29, 2011, the last reported sale price of our common stock on the NYSE was $17.22 per share.
Risk Factors	Before investing in our common stock, you should carefully read and consider the information set forth in the “Risk Factors” section of this Prospectus Supplement, beginning on page S-7.
Plan of Distribution

The shares may be offered and sold from time to time in one or more transactions, in private or public transactions, on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means.  Sales may be made directly or through brokers, dealers, agents or underwriters who may be compensated for their role in such transactions.

Any or all of the shares may be sold from time to time.  Since each selling stockholder may ultimately sell all, a portion or none of the shares of common stock offered by means of this Prospectus Supplement from time to time after the date hereof, we cannot determine how many shares each selling stockholder will sell or how many shares each may retain upon completion of this offering.  See “Plan of Distribution.”

RISK FACTORS

Before you consider investing in our common stock, you should be aware that there are risks in making this investment.  You should carefully consider these risk factors, which may adversely affect our business, financial condition, results of operations and cash flows, together with all of the information included or incorporated by reference in this Prospectus Supplement, before you decide to invest in our common stock.

RISKS RELATED TO REAL ESTATE INVESTMENTS

Real property investments are subject to various risks, many of which are beyond our control, that could cause declines in the operating revenues and/or the underlying value of one or more of our Properties.

A number of factors may decrease the income generated by a retail shopping center property, including:

•
National, regional and local economic climates, which may be negatively impacted by loss of jobs, production slowdowns, adverse weather conditions, natural disasters, acts of violence, war or terrorism, declines in residential real estate activity and other factors which tend to reduce consumer spending on retail goods.

•
Adverse changes in levels of consumer spending, consumer confidence and seasonal spending (especially during the holiday season when many retailers generate a disproportionate amount of their annual profits).

•	Local real estate conditions, such as an oversupply of, or reduction in demand for, retail space or retail goods, and the availability and creditworthiness of current and prospective tenants.

•	Increased operating costs, such as increases in repairs and maintenance, real property taxes, utility rates and insurance premiums.

•
Delays or cost increases associated with the opening of new or renovated properties, due to higher than estimated construction costs, cost overruns, delays in receiving zoning, occupancy or other governmental approvals, lack of availability of materials and labor, weather conditions, and similar factors which may be outside our ability to control.

•	Perceptions by retailers or shoppers of the safety, convenience and attractiveness of the shopping center.

•	The willingness and ability of the shopping center’s owner to provide capable management and maintenance services.

•	The convenience and quality of competing retail properties and other retailing options, such as the Internet.

In addition, other factors may adversely affect the value of our Properties without affecting their current revenues, including:

•
Adverse changes in governmental regulations, such as local zoning and land use laws, environmental regulations or local tax structures that could inhibit our ability to proceed with development, expansion, or renovation activities that otherwise would be beneficial to our Properties.

•	Potential environmental or other legal liabilities that reduce the amount of funds available to us for investment in our Properties.

•
Any inability to obtain sufficient financing (including construction financing and permanent debt), or the inability to obtain such financing on commercially favorable terms, to fund repayment of maturing loans, new developments, acquisitions, and property expansions and renovations which otherwise would benefit our Properties.

•	An environment of rising interest rates, which could negatively impact both the value of commercial real estate such as retail shopping centers and the overall retail climate.

Illiquidity of real estate investments could significantly affect our ability to respond to adverse changes in the performance of our Properties and harm our financial condition.

Substantially all of our total consolidated assets consist of investments in real properties.  Because real estate investments are relatively illiquid, our ability to quickly sell one or more Properties in our portfolio in response to changing economic, financial and investment conditions is limited.  The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand for space, that are beyond our control.  We cannot predict whether we will be able to sell any Property for the price or on the terms we set, or whether any price or other terms offered by a prospective purchaser would be acceptable to us.  We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a Property.  In addition, current economic and capital market conditions might make it more difficult for us to sell Properties or might adversely affect the price we receive for Properties that we do sell, as prospective buyers might experience increased costs of debt financing or other difficulties in obtaining debt financing.

Moreover, there are some limitations under federal income tax laws applicable to REITs that limit our ability to sell assets.  In addition, because our Properties are generally mortgaged to secure our debts, we may not be able to obtain a release of a lien on a mortgaged Property without the payment of the associated debt and/or a substantial prepayment penalty, which restricts our ability to dispose of a Property, even though the sale might otherwise be desirable.  Furthermore, the number of prospective buyers interested in purchasing shopping centers is limited.  Therefore, if we want to sell one or more of our Properties, we may not be able to dispose of it in the desired time period and may receive less consideration than we originally invested in the Property.

Before a Property can be sold, we may be required to make expenditures to correct defects or to make improvements.  We cannot assure you that we will have funds available to correct those defects or to make those improvements, and if we cannot do so, we might not be able to sell the Property, or might be required to sell the Property on unfavorable terms.  In acquiring a property, we might agree to provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as limitations on the amount of debt that can be placed or repaid on that property.  These factors and any others that would impede our ability to respond to adverse changes in the performance of our Properties could adversely affect our financial condition and results of operations.

We may elect not to proceed with certain development or expansion projects once they have been undertaken, resulting in charges that could have a material adverse effect on our results of operations for the period in which the charge is taken.

We intend to pursue development and expansion activities as opportunities arise.  In connection with any development or expansion, we will incur various risks, including the risk that development or expansion opportunities explored by us may be abandoned for various reasons including, but not limited to, credit disruptions that require the Company to conserve its cash until the capital markets stabilize or alternative credit or funding arrangements can be made.  Developments or expansions also include the risk that construction costs of a project may exceed original estimates, possibly making the project unprofitable.  Other risks include the risk that we may not be able to refinance construction loans which are generally with full recourse to us, the risk that occupancy rates and rents at a completed project will not meet projections and will be insufficient to make the project profitable, and the risk that we will not be able to obtain anchor, mortgage lender and property partner approvals for certain expansion activities.

When we elect not to proceed with a development opportunity, the development costs ordinarily are charged against income for the then-current period.  Any such charge could have a material adverse effect on our results of operations for the period in which the charge is taken.

Certain of our Properties are subject to ownership interests held by third parties, whose interests may conflict with ours and thereby constrain us from taking actions concerning these properties which otherwise would be in the best interests of the Company and our stockholders.

We own partial interests in 21 malls, 13 associated centers, six community centers and eight office buildings.  We manage all but three of these Properties.  Governor’s Square, Governor’s Plaza and Kentucky Oaks are all owned by joint ventures and are managed by a property manager that is affiliated with the third party managing general partner.  The property manager performs the property management and leasing services for these three Properties and receives a fee for its services.  The managing partner of the Properties controls the cash flow distributions, although our approval is required for certain major decisions.

Where we serve as managing general partner (or equivalent) of the entities that own our Properties, we may have certain fiduciary responsibilities to the other owners of those entities.  In certain cases, the approval or consent of the other owners is required before we may sell, finance, expand or make other significant changes in the operations of such Properties.  To the extent such approvals or consents are required, we may experience difficulty in, or may be prevented from, implementing our plans with respect to expansion, development, financing or other similar transactions with respect to such Properties.

With respect to those Properties for which we do not serve as managing general partner (or equivalent), we do not have day-to-day operational control or control over certain major decisions, including leasing and the timing and amount of distributions, which could result in decisions by the managing entity that do not fully reflect our interests.  This includes decisions relating to the requirements that we must satisfy in order to maintain our status as a REIT for tax purposes.  However, decisions relating to sales, expansion and disposition of all or substantially all of the assets and financings are subject to approval by the Operating Partnership.

Bankruptcy of joint venture partners could impose delays and costs on us with respect to the jointly owned retail properties.

In addition to the possible effects on our joint ventures of a bankruptcy filing by us, the bankruptcy of one of the other investors in any of our jointly owned shopping centers could materially and adversely affect the relevant Property or Properties.  Under the bankruptcy laws, we would be precluded from taking some actions affecting the estate of the other investor without prior approval of the bankruptcy court, which would, in most cases, entail prior notice to other parties and a hearing in the bankruptcy court.  At a minimum, the requirement to obtain court approval may delay the actions we would or might want to take.  If the relevant joint venture through which we have invested in a Property has incurred recourse obligations, the discharge in bankruptcy of one of the other investors might result in our ultimate liability for a greater portion of those obligations than we would otherwise bear.

We may incur significant costs related to compliance with environmental laws, which could have a material adverse effect on our results of operations, cash flows and the funds available to us to pay dividends.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the costs of removal or remediation of petroleum, certain hazardous or toxic substances on, under or in such real estate.  Such laws typically impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances.  The costs of remediation or removal of such substances may be substantial.  The presence of such substances, or the failure to promptly remove or remediate such substances, may adversely affect the owner’s or operator’s ability to lease or sell such real estate or to borrow using such real estate as collateral.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, regardless of whether such facility is owned or operated by such person.  Certain laws also impose requirements on conditions and activities that may affect the environment or the impact of the environment on human health.  Failure to comply with such requirements could result in the imposition of monetary penalties (in addition to the costs to achieve compliance) and potential liabilities to third parties.  Among other things, certain laws require abatement or removal of friable and certain non-friable asbestos-containing materials in the event of demolition or certain renovations or remodeling.  Certain laws regarding asbestos-containing materials require building owners and lessees, among other things, to notify and train certain employees working in areas known or presumed to contain asbestos-containing materials.  Certain laws also impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with asbestos-containing materials. In connection with the ownership and operation of properties, we may be potentially liable for all or a portion of such costs or claims.

All of our Properties (but not properties for which we hold an option to purchase but do not yet own) have been subject to Phase I environmental assessments or updates of existing Phase I environmental assessments.  Such assessments generally consisted of a visual inspection of the Properties, review of federal and state environmental databases and certain information regarding historic uses of the property and adjacent areas and the preparation and issuance of written reports.  Some of the Properties contain, or contained, underground storage tanks used for storing petroleum products or wastes typically associated with automobile service or other operations conducted at the Properties.  Certain Properties contain, or contained, dry-cleaning establishments utilizing solvents.  Where believed to be warranted, samplings of building materials or subsurface investigations were undertaken.  At certain Properties, where warranted by the conditions, we have developed and implemented an operations and maintenance program that establishes operating procedures with respect to asbestos-containing materials.  The cost associated with the development and implementation of such programs was not material.  We have also obtained environmental insurance coverage at certain of our Properties.

We believe that our Properties are in compliance in all material respects with all federal, state and local ordinances and regulations regarding the handling, discharge and emission of hazardous or toxic substances.  As of December 31, 2010, we have recorded in our financial statements a liability of $2.9 million related to potential future asbestos abatement activities at our Properties which are not expected to have a material impact on our financial condition or results of operations.  We have not been notified by any governmental authority, and are not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of our present or former Properties.  Therefore, we have not recorded any liability related to hazardous or toxic substances.  Nevertheless, it is possible that the environmental assessments available to us do not reveal all potential environmental liabilities.  It is also possible that subsequent investigations will identify material contamination, that adverse environmental conditions have arisen subsequent to the performance of the environmental assessments, or that there are material environmental liabilities of which management is unaware.  Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties has not been or will not be affected by tenants and occupants of the Properties, by the condition of properties in the vicinity of the Properties or by third parties unrelated to us, the Operating Partnership or the relevant Property’s partnership.

Possible terrorist activity or other acts of violence could adversely affect our financial condition and results of operations.

Future terrorist attacks in the United States, and other acts of violence, including terrorism or war, might result in declining consumer confidence and spending, which could harm the demand for goods and services offered by our tenants and the values of our Properties, and might adversely affect an investment in our securities.  A decrease in retail demand could make it difficult for us to renew or re-lease our Properties at lease rates equal to or above historical rates and, to the extent our tenants are affected, could adversely affect their ability to continue to meet obligations under their existing leases.  Terrorist activities also could directly affect the value of our Properties through damage, destruction or loss.  Furthermore, terrorist acts might result in increased volatility in national and international financial markets, which could limit our access to capital or increase our cost of obtaining capital.

RISKS RELATED TO OUR BUSINESS AND THE MARKET FOR OUR STOCK

Declines in economic conditions, including increased volatility in the capital and credit markets, could adversely affect our business, results of operations and financial condition.

An economic recession can result in extreme volatility and disruption of our capital and credit markets.  The resulting economic environment may be affected by dramatic declines in the stock and housing markets, increases in foreclosures, unemployment and costs of living, as well as limited access to credit.  This economic situation can, and most often will, impact consumer spending levels, which can result in decreased revenues for our tenants and related decreases in the values of our Properties.  A sustained economic downward trend could impact our tenants’ ability to meet their lease obligations due to poor operating results, lack of liquidity, bankruptcy or other reasons.  Our ability to lease space and negotiate rents at advantageous rates could also be affected in this type of economic environment.  Additionally, access to capital and credit markets could be disrupted over an extended period, which may make it difficult to obtain the financing we may need for future growth and/or to meet our debt service obligations as they mature.  Any of these events could harm our business, results of operations and financial condition.

Any future common stock offerings and common stock dividends may result in dilution of our common stock.

We are not restricted by our organizational documents, contractual arrangements or otherwise from issuing additional common stock, including any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, common stock or any substantially similar securities in the future.  Future sales or issuances of substantial amounts of our common stock may be at prices below the then-current market price of our common stock and may adversely impact the market price of our common stock.  Additionally, the market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after a common stock offering or the perception that such sales could occur.

The market price of our common stock or other securities may fluctuate significantly.

The market price of our common stock or other securities may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in our earnings estimates or those of analysts;

•	changes in our dividend policy;

•	impairment charges affecting the carrying value of one or more of our Properties or other assets;

•	publication of research reports about us, the retail industry or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our securities to seek higher dividend or interest rate yields;

•	changes in market valuations of similar companies;

•
adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near and medium term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	actions by institutional security holders;

•	speculation in the press or investment community;

•	the occurrence of any of the other risk factors included in, or incorporated by reference in, this report; and

•	general market and economic conditions.

Many of the factors listed above are beyond our control.  Those factors may cause the market price of our common stock or other securities to decline significantly, regardless of our financial performance and condition and prospects.  It is impossible to provide any assurance that the market price of our common stock or other securities will not fall in the future, and it may be difficult for holders to sell such securities at prices they find attractive, or at all.

The issuance of additional preferred stock may adversely affect the earnings per share available to common shareholders and amounts available to common shareholders for payments of dividends.

In March 2010, we completed an equity offering of 6,300,000 depositary shares, each representing 1/10th of a share of our 7.375% Series D Cumulative Redeemable Preferred Stock, having a liquidation preference of $25.00 per share.  The securities are redeemable at liquidation preference, plus accrued and unpaid dividends, at any time at the option of the Company.  The shares issued in the March 2010 offering will accrue dividends totaling approximately $11.6 million annually, decreasing earnings per share available to our common shareholders and the amounts available to our common shareholders for dividend payments.

In October 2010, we completed an additional equity offering of 4,400,000 depositary shares, each representing 1/10th of a share of our 7.375% Series D Cumulative Redeemable Preferred Stock, having a liquidation preference of $25.00 per share.  Subsequent thereto, the underwriters of the offering exercised their option to purchase an additional 450,000 depositary shares.  As a result of the exercise of this option, the Company sold a total of 4,850,000 depositary shares in the offering.  The securities are redeemable at liquidation preference, plus accrued and unpaid dividends, at any time at the option of the Company.  The shares issued in the October 2010 offering will accrue dividends totaling approximately $8.9 million annually, decreasing earnings per share available to our common shareholders and the amounts available to our common shareholders for dividend payments.

We are not restricted by our organizational documents, contractual arrangements or otherwise from issuing additional preferred shares, including any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, preferred stock or any substantially similar securities in the future.

Competition could adversely affect the revenues generated by our Properties, resulting in a reduction in funds available for distribution to our stockholders.

There are numerous shopping facilities that compete with our Properties in attracting retailers to lease space.  In addition, retailers at our Properties face competition for customers from:

•	discount shopping centers;

•	outlet malls;

•	wholesale clubs;

•	direct mail;

•	television shopping networks; and

•	shopping via the internet.

Each of these competitive factors could adversely affect the amount of rents and tenant reimbursements that we are able to collect from our tenants, thereby reducing our revenues and the funds available for distribution to our stockholders.

We compete with many commercial developers, real estate companies and major retailers for prime development locations and for tenants.  New regional malls or other retail shopping centers with more convenient locations or better rents may attract tenants or cause them to seek more favorable lease terms at, or prior to, renewal.

Increased operating expenses and decreased occupancy rates may not allow us to recover the majority of our common area maintenance (CAM) and other operating expenses from our tenants, which could adversely affect our financial position, results of operations and funds available for future distributions.

Energy costs, repairs, maintenance and capital improvements to common areas of our Properties, janitorial services, administrative, property and liability insurance costs and security costs are typically allocable to our Properties’ tenants.  Our lease agreements typically provide that the tenant is liable for a portion of the CAM and other operating expenses.  While historically our lease agreements provided for variable CAM provisions, the majority of our current leases require an equal periodic tenant reimbursement amount for our cost recoveries which serves to fix our tenants’ CAM contributions to us.  In these cases, a tenant will pay a single specified rent amount, or a set expense reimbursement amount, subject to annual increases, regardless of the actual amount of operating expenses.  The tenant’s payment remains the same regardless of whether operating expenses increase or decrease, causing us to be responsible for any excess amounts or to benefit from any declines.  As a result, the CAM and tenant reimbursements that we receive may or may not allow us to recover a substantial portion of these operating costs.

Additionally, in the event that our Properties are not fully occupied, we would be required to pay the portion of any operating, redevelopment or renovation expenses allocable to the vacant space(s) that would otherwise typically be paid by the residing tenant(s).  Our cost recovery ratio was 101.9% for 2010.

The loss of one or more significant tenants, due to bankruptcies or as a result of consolidations in the retail industry, could adversely affect both the operating revenues and value of our Properties.

Regional malls are typically anchored by well-known department stores and other significant tenants who generate shopping traffic at the mall.  A decision by an anchor tenant or other significant tenant to cease operations at one or more Properties could have a material adverse effect on those Properties and, by extension, on our financial condition and results of operations.  The closing of an anchor or other significant tenant may allow other anchors and/or tenants at an affected Property to terminate their leases, to seek rent relief and/or cease operating their stores or otherwise adversely affect occupancy at the Property.  In addition, key tenants at one or more Properties might terminate their leases as a result of mergers, acquisitions, consolidations, dispositions or bankruptcies in the retail industry.  The bankruptcy and/or closure of one or more significant tenants, if we are not able to successfully re-tenant the affected space, could have a material adverse effect on both the operating revenues and underlying value of the Properties involved, reducing the likelihood that we would be able to sell the Properties if we decided to do so, or we may be required to incur redevelopment costs in order to successfully obtain new anchors or other significant tenants when such vacancies exist.

Our Properties may be subject to impairment charges which can adversely affect our financial results.

We periodically evaluate long-lived assets to determine if there has been any impairment in their carrying values and record impairment losses if the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts or if there are other indicators of impairment.  If it is determined that an impairment has occurred, the amount of the impairment charge is equal to the excess of the asset’s carrying value over its estimated fair value, which could have a material adverse effect on our financial results in the accounting period in which the adjustment is made.  Our estimates of undiscounted cash flows expected to be generated by each Property are based on a number of assumptions such as leasing expectations, operating budgets, estimated useful lives, future maintenance expenditures, intent to hold for use and capitalization rates.  These assumptions are subject to economic and market uncertainties including, but not limited to, demand for space, competition for tenants, changes in market rental rates and costs to operate each Property.  As these factors are difficult to predict and are subject to future events that may alter our assumptions, the future cash flows estimated in our impairment analyses may not be achieved.  During the second quarter of 2010, we recorded a non-cash loss on impairment of real estate of $25.4 million related to one of our Properties.  During the fourth quarter of 2010, we incurred losses on impairment of real estate of $14.8 million related to the disposition of three of our Properties and a parcel of land.

Inflation or deflation may adversely affect our financial condition and results of operations.

Increased inflation could have a pronounced negative impact on our mortgage and debt interest and general and administrative expenses, as these costs could increase at a rate higher than our rents.  Also, inflation may adversely affect tenant leases with stated rent increases, which could be lower than the increase in inflation at any given time.  Inflation could also have an adverse effect on consumer spending which could impact our tenants' sales and, in turn, our percentage rents, where applicable.

Deflation can result in a decline in general price levels, often caused by a decrease in the supply of money or credit.  The predominant effects of deflation are high unemployment, credit contraction and weakened consumer demand.  Restricted lending practices could impact our ability to obtain financings or refinancings for our Properties and our tenants’ ability to obtain credit.  Decreases in consumer demand can have a direct impact on our tenants and the rents we receive.

Certain agreements with prior owners of Properties that we have acquired may inhibit our ability to enter into future sale or refinancing transactions affecting such Properties, which otherwise would be in the best interests of the Company and our stockholders.

Certain Properties that we originally acquired from third parties had unrealized gain attributable to the difference between the fair market value of such Properties and the third parties’ adjusted tax basis in the Properties immediately prior to their contribution of such Properties to the Operating Partnership pursuant to our acquisition.  For this reason, a taxable sale by us of any of such Properties, or a significant reduction in the debt encumbering such Properties, could result in adverse tax consequences to the third parties who contributed these Properties in exchange for interests in the Operating Partnership.  Under the terms of these transactions, we have generally agreed that we either will not sell or refinance such an acquired Property for a number of years in any transaction that would trigger adverse tax consequences for the parties from whom we acquired such Property, or else we will reimburse such parties for all or a portion of the additional taxes they are required to pay as a result of the transaction.  Accordingly, these agreements may cause us not to engage in future sale or refinancing transactions affecting such Properties which otherwise would be in the best interests of the Company and our stockholders, or may increase the costs to us of engaging in such transactions.

Uninsured losses could adversely affect our financial condition, and in the future our insurance may not include coverage for acts of terrorism.

We carry a comprehensive blanket policy for general liability, property casualty (including fire, earthquake and flood) and rental loss covering all of the Properties, with specifications and insured limits customarily carried for similar properties.  However, even insured losses could result in a serious disruption to our business and delay our receipt of revenue.  Furthermore, there are some types of losses, including lease and other contract claims, as well as some types of environmental losses, that generally are not insured or are not economically insurable.  If an uninsured loss or a loss in excess of insured limits occurs, we could lose all or a portion of the capital we have invested in a Property, as well as the anticipated future revenues from the Property.  If this happens, we, or the applicable Property’s partnership, may still remain obligated for any mortgage debt or other financial obligations related to the Property.

The general liability and property casualty insurance policies on our Properties currently include coverage for losses resulting from acts of terrorism, whether foreign or domestic.  While we believe that the Properties are adequately insured in accordance with industry standards, the cost of general liability and property casualty insurance policies that include coverage for acts of terrorism has risen significantly subsequent to September 11, 2001.  The cost of coverage for acts of terrorism is currently mitigated by the Terrorism Risk Insurance Act (“TRIA”).  If TRIA is not extended beyond its current expiration date of December 31, 2014, we may incur higher insurance costs and greater difficulty in obtaining insurance that covers terrorist-related damages.  Our tenants may also experience similar difficulties.

The U.S. federal income tax treatment of corporate dividends may make our stock less attractive to investors, thereby lowering our stock price.

The maximum U.S. federal income tax rate for qualified dividends received by individual taxpayers has been reduced generally from 38.6% to 15.0% (currently effective through December 31, 2012).  However, dividends payable by REITs are generally not eligible for such treatment.  Although this legislation did not have a directly adverse effect on the taxation of REITs or dividends paid by REITs, the more favorable treatment for certain non-REIT dividends could cause individual investors to consider investments in non-REIT corporations as more attractive relative to an investment in a REIT, which could have an adverse impact on the market price of our stock.

RISKS RELATED TO DEBT AND FINANCIAL MARKETS

A deterioration of the capital and credit markets could adversely affect our ability to access funds and the capital needed to refinance debt or obtain new debt.

We are significantly dependent upon external financing to fund the growth of our business and ensure that we meet our debt servicing requirements.  Our access to financing depends on the willingness of lending institutions to grant credit to us and conditions in the capital markets in general.  An economic recession may cause extreme volatility and disruption in the capital and credit markets.  We rely upon our largest credit facilities as sources of funding for numerous transactions.  Our access to these funds is dependent upon the ability of each of the participants to the credit facilities to meet their funding commitments.  When markets are volatile, access to capital and credit markets could be disrupted over an extended period of time and many financial institutions may not have the available capital to meet their previous commitments.  The failure of one or more significant participants to our credit facilities to meet their funding commitments could have an adverse affect on our financial condition and results of operations.  This may make it difficult to obtain the financing we may need for future growth and/or to meet our debt service obligations as they mature.  Although we have successfully obtained debt for refinancings of our maturing debt, acquisitions and the construction of new developments in the past, we cannot make any assurances as to whether we will be able to obtain debt in the future, or that the financing options available to us will be on favorable or acceptable terms.

Our indebtedness is substantial and could impair our ability to obtain additional financing.

At December 31, 2010, our total share of consolidated and unconsolidated debt outstanding was approximately $5,750.6 million, which represented approximately 59.6% of our total market capitalization at that time, and our total share of consolidated and unconsolidated debt maturing in 2011, 2012 and 2013, giving effect to all maturity extensions that are available at our election, was approximately $348.6 million, $992.7 million and $1,042.1 million, respectively.  Our significant leverage could have important consequences.  For example, it could:

•	result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross-default or cross-acceleration provisions, other debt;

•	result in the loss of assets due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds;

•	materially impair our ability to borrow unused amounts under existing financing arrangements or to obtain additional financing or refinancing on favorable terms or at all;

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require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to pay dividends, including those necessary to maintain our REIT qualification, or to use for other purposes;

•	increase our vulnerability to an economic downturn;

•	limit our ability to withstand competitive pressures; or

•	reduce our flexibility to respond to changing business and economic conditions.

If any of the foregoing occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, and the trading price of our common stock or other securities could decline significantly.

Rising interest rates could both increase our borrowing costs, thereby adversely affecting our cash flows and the amounts available for distributions to our stockholders, and decrease our stock price, if investors seek higher yields through other investments.

An environment of rising interest rates could lead holders of our securities to seek higher yields through other investments, which could adversely affect the market price of our stock.  One of the factors that may influence the price of our stock in public markets is the annual distribution rate we pay as compared with the yields on alternative investments.  Numerous other factors, such as governmental regulatory action and tax laws, could have a significant impact on the future market price of our stock.  In addition, increases in market interest rates could result in increased borrowing costs for us, which may adversely affect our cash flow and the amounts available for distributions to our stockholders.

As of December 31, 2010, our total share of consolidated and unconsolidated variable rate debt was $1,682.4 million.  Increases in interest rates will increase our cash interest payments on the variable rate debt we have outstanding from time to time.  If we do not have sufficient cash flow from operations, we might not be able to make all required payments of principal and interest on our debt, which could result in a default or have a material adverse effect on our financial condition and results of operations, and which might adversely affect our cash flow and our ability to make distributions to shareholders.  These significant debt payment obligations might also require us to use a significant portion of our cash flow from operations to make interest and principal payments on our debt rather than for other purposes such as working capital, capital expenditures or distributions on our common equity.

Certain of our credit facilities, the loss of which could have a material, adverse impact on our financial condition and results of operations, are conditioned upon the Operating Partnership continuing to be managed by certain members of its current senior management and by such members of senior management continuing to own a significant direct or indirect equity interest in the Operating Partnership.

Certain of the Operating Partnership’s lines of credit are conditioned upon the Operating Partnership continuing to be managed by certain members of its current senior management and by such members of senior management continuing to own a significant direct or indirect equity interest in the Operating Partnership (including both units of limited partnership in the Operating Partnership and shares of our common stock owned by such members of senior management).  If the failure of one or more of these conditions resulted in the loss of these credit facilities and we were unable to obtain suitable replacement financing, such loss could have a material, adverse impact on our financial position and results of operations.

Our hedging arrangements might not be successful in limiting our risk exposure, and we might be required to incur expenses in connection with these arrangements or their termination that could harm our results of operations or financial condition.

From time to time, we use interest rate hedging arrangements to manage our exposure to interest rate volatility, but these arrangements might expose us to additional risks, such as requiring that we fund our contractual payment obligations under such arrangements in relatively large amounts or on short notice.  Developing an effective interest rate risk strategy is complex, and no strategy can completely insulate us from risks associated with interest rate fluctuations.  We cannot assure you that our hedging activities will have a positive impact on our results of operations or financial condition.  We might be subject to additional costs, such as transaction fees or breakage costs, if we terminate these arrangements.  In addition, although our interest rate risk management policy establishes minimum credit ratings for counterparties, this does not eliminate the risk that a counterparty might fail to honor its obligations, particularly given current market conditions.

The covenants in our credit facilities might adversely affect us.

Our credit facilities require us to satisfy certain affirmative and negative covenants and to meet numerous financial tests.  The financial covenants under the credit facilities require, among other things, that our Debt to Gross Asset Value ratio, as defined in the agreements to our credit facilities, be less than 65%, that our Interest Coverage ratio, as defined, be greater than 1.75, and that our Debt Service Coverage ratio, as defined, be greater than 1.50.  Compliance with each of these ratios is dependent upon our financial performance.  The Debt to Gross Asset Value ratio is based, in part, on applying a capitalization rate to our earnings before income taxes, depreciation and amortization (“EBITDA”), as defined in the agreements to our credit facilities.  Based on this calculation method, decreases in EBITDA would result in an increased Debt to Gross Asset Value ratio, although overall debt levels remain constant.  As of December 31, 2010, the Debt to Gross Asset Value ratio was 52.7% and we were in compliance with all other covenants related to our credit facilities.

RISKS RELATED TO GEOGRAPHIC CONCENTRATIONS

Since our Properties are located principally in the Southeastern and Midwestern United States, our financial position, results of operations and funds available for distribution to shareholders are subject generally to economic conditions in these regions.

Our Properties are located principally in the southeastern and midwestern United States.  Our Properties located in the southeastern United States accounted for approximately 47.5% of our total revenues from all Properties for the year ended December 31, 2010 and currently include 43 malls, 20 associated centers, ten community centers and 18 office buildings.  Our Properties located in the midwestern United States accounted for approximately 33.2% of our total revenues from all Properties for the year ended December 31, 2010 and currently include 26 malls and four associated centers.  Our results of operations and funds available for distribution to shareholders therefore will be subject generally to economic conditions in the southeastern and midwestern United States.  While we already have Properties located in six states across the southwestern, northeastern and western regions, we will continue to look for opportunities to geographically diversify our portfolio in order to minimize dependency on any particular region; however, the expansion of the portfolio through both acquisitions and developments is contingent on many factors including consumer demand, competition and economic conditions.

Our financial position, results of operations and funds available for distribution to shareholders could be adversely affected by any economic downturn affecting the operating results at our Properties in the St. Louis, MO, Nashville, TN, Kansas City (Overland Park), KS, Madison, WI, and Chattanooga, TN metropolitan areas, which are our five largest markets.

Our Properties located in the St. Louis, MO, Nashville, TN, Kansas City (Overland Park), KS, Madison, WI, and Chattanooga, TN metropolitan areas accounted for approximately 9.7%, 4.0%, 3.1%, 2.9% and 2.7%, respectively, of our total revenues for the year ended December 31, 2010.  No other market accounted for more than 2.6% of our total revenues for the year ended December 31, 2010.  Our financial position and results of operations will therefore be affected by the results experienced at Properties located in these metropolitan areas.

RISKS RELATED TO INTERNATIONAL INVESTMENTS

Ownership interests in investments or joint ventures outside the United States present numerous risks that differ from those of our domestic investments.

International development and ownership activities yield additional risks that differ from those related to our domestic properties and operations.  These additional risks include, but are not limited to:

•	Impact of adverse changes in exchange rates of foreign currencies;

•	Difficulties in the repatriation of cash and earnings;

•	Differences in managerial styles and customs;

•	Changes in applicable laws and regulations in the United States that affect foreign operations;

•	Changes in foreign political, legal and economic environments; and

•	Differences in lending practices.

Our international activities are currently limited in their scope.  We have an investment in a mall operating and real estate development company in China that is immaterial to our consolidated financial position.  However, should our investments in international joint ventures or investments grow, these additional risks could increase in significance and adversely affect our results of operations.

RISKS RELATED TO DIVIDENDS

We may change the dividend policy for our common stock in the future.

We issued 4,754,355 shares of common stock for a portion of our dividend payment for the first quarter of 2009.  All subsequent dividend payments through the date of issuance of this report have been paid in cash.  Depending upon our liquidity needs, we reserve the right to pay any or all of a dividend in a combination of cash and shares of common stock, in accordance with applicable revenue procedures of the IRS.  In the event that we pay a portion of our dividends in shares of our common stock pursuant to such procedures, taxable U.S. stockholders would be required to pay tax on the entire amount of the dividend, including the portion paid in shares of common stock, in which case such stockholders may have to use cash from other sources to pay such tax.  If a U.S. stockholder sells the common stock it receives as a dividend in order to pay its taxes, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale.  Furthermore, with respect to non-U.S. stockholders, we may be required to withhold federal tax with respect to our dividends, including dividends that are paid in common stock.  In addition, if a significant number of our stockholders sell shares of our common stock in order to pay taxes owed on dividends, such sales would put downward pressure on the market price of our common stock.

The decision to declare and pay dividends on our common stock in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our Board of Directors and will depend on our earnings, taxable income, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness and preferred stock, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Delaware law and such other factors as our Board of Directors deems relevant.  Any dividends payable will be determined by our Board of Directors based upon the circumstances at the time of declaration.  Any change in our dividend policy could have a material adverse effect on the market price of our common stock.

Since we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on our common and preferred stock depends on the distributions we receive from our Operating Partnership.

Because we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on our common and preferred stock will depend almost entirely on payments and distributions we receive on our interests in our Operating Partnership.  Additionally, the terms of some of the debt to which our Operating Partnership is a party may limit its ability to make some types of payments and other distributions to us.  This in turn may limit our ability to make some types of payments, including payment of dividends to our stockholders, unless we meet certain financial tests.  As a result, if our Operating Partnership fails to pay distributions to us, we generally will not be able to pay dividends to our stockholders for one or more dividend periods.

RISKS RELATED TO FEDERAL INCOME TAX LAWS

We conduct a portion of our business through taxable REIT subsidiaries, which are subject to certain tax risks.

We have established several taxable REIT subsidiaries including our Management Company.  Despite our qualification as a REIT, our taxable REIT subsidiaries must pay income tax on their taxable income.  In addition, we must comply with various tests to continue to qualify as a REIT for federal income tax purposes, and our income from and investments in our taxable REIT subsidiaries generally do not constitute permissible income and investments for these tests.  While we will attempt to ensure that our dealings with our taxable REIT subsidiaries will not adversely affect our REIT qualification, we cannot provide assurance that we will successfully achieve that result.  Furthermore, we may be subject to a 100% penalty tax, or our taxable REIT subsidiaries may be denied deductions, to the extent our dealings with our taxable REIT subsidiaries are not deemed to be arm’s length in nature.

If we fail to qualify as a REIT in any taxable year, our funds available for distribution to stockholders will be reduced.

We intend to continue to operate so as to qualify as a REIT under the Internal Revenue Code.  Although we believe that we are organized and operate in such a manner, no assurance can be given that we currently qualify and in the future will continue to qualify as a REIT.  Such qualification involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations.  The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify.  In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification or its corresponding federal income tax consequences. Any such change could have a retroactive effect.

If in any taxable year we were to fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to federal income tax on our taxable income at regular corporate rates.  Unless entitled to relief under certain statutory provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost.  As a result, the funds available for distribution to our stockholders would be reduced for each of the years involved.  This would likely have a significant adverse effect on the value of our securities and our ability to raise additional capital.  In addition, we would no longer be required to make distributions to our stockholders.  We currently intend to operate in a manner designed to qualify as a REIT.  However, it is possible that future economic, market, legal, tax or other considerations may cause our Board of Directors, with the consent of a majority of our stockholders, to revoke the REIT election.

Any issuance or transfer of our capital stock to any person in excess of the applicable limits on ownership necessary to maintain our status as a REIT would be deemed void ab initio, and those shares would automatically be transferred to a non-affiliated charitable trust.

To maintain our status as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year.  Our certificate of incorporation generally prohibits ownership of more than 6% of the outstanding shares of our capital stock by any single stockholder determined by vote, value or number of shares (other than Charles Lebovitz, Executive Chairman of our board of directors and our former Chief Executive Officer, David Jacobs, Richard Jacobs and their affiliates under the Internal Revenue Code’s attribution rules).  The affirmative vote of 66 2/3% of our outstanding voting stock is required to amend this provision.

Our board of directors may, subject to certain conditions, waive the applicable ownership limit upon receipt of a ruling from the IRS or an opinion of counsel to the effect that such ownership will not jeopardize our status as a REIT.  Absent any such waiver, however, any issuance or transfer of our capital stock to any person in excess of the applicable ownership limit or any issuance or transfer of shares of such stock which would cause us to be beneficially owned by fewer than 100 persons, will be null and void and the intended transferee will acquire no rights to the stock. Instead, such issuance or transfer with respect to that number of shares that would be owned by the transferee in excess of the ownership limit provision would be deemed void ab initio and those shares would automatically be transferred to a trust for the exclusive benefit of a charitable beneficiary to be designated by us, with a trustee designated by us, but who would not be affiliated with us or with the prohibited owner.  Any acquisition of our capital stock and continued holding or ownership of our capital stock constitutes, under our certificate of incorporation, a continuous representation of compliance with the applicable ownership limit.

In order to maintain our status as a REIT and avoid the imposition of certain additional taxes under the Internal Revenue Code, we must satisfy minimum requirements for distributions to shareholders, which may limit the amount of cash we might otherwise have been able to retain for use in growing our business.

To maintain our status as a REIT under the Internal Revenue Code, we generally will be required each year to distribute to our stockholders at least 90% of our taxable income after certain adjustments.  However, to the extent that we do not distribute all of our net capital gains or distribute at least 90% but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be.  In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us during each calendar year are less than the sum of 85% of our ordinary income for such calendar year, 95% of our capital gain net income for the calendar year and any amount of such income that was not distributed in prior years.  In the case of property acquisitions, including our initial formation, where individual Properties are contributed to our Operating Partnership for Operating Partnership units, we have assumed the tax basis and depreciation schedules of the entities’ contributing Properties.  The relatively low tax basis of such contributed Properties may have the effect of increasing the cash amounts we are required to distribute as dividends, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business.  This low tax basis may also have the effect of reducing or eliminating the portion of distributions made by us that are treated as a non-taxable return of capital.

Complying with REIT requirements might cause us to forego otherwise attractive opportunities.

In order to qualify as a REIT for U.S. federal income tax purposes, we must satisfy tests concerning, among other things, our sources of income, the nature of our assets, the amounts we distribute to our shareholders and the ownership of our stock.  We may also be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution.  Thus, compliance with REIT requirements may cause us to forego opportunities we would otherwise pursue.  In addition, the REIT provisions of the Internal Revenue Code impose a 100% tax on income from “prohibited transactions.”  “Prohibited transactions” generally include sales of assets that constitute inventory or other property held for sale in the ordinary course of business, other than foreclosure property.  This 100% tax could impact our desire to sell assets and other investments at otherwise opportune times if we believe such sales could be considered “prohibited transactions.”

Our holding company structure makes us dependent on distributions from the Operating Partnership.

Because we conduct our operations through the Operating Partnership, our ability to service our debt obligations and pay dividends to our shareholders is strictly dependent upon the earnings and cash flows of the Operating Partnership and the ability of the Operating Partnership to make distributions to us.  Under the Delaware Revised Uniform Limited Partnership Act, the Operating Partnership is prohibited from making any distribution to us to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Operating Partnership (other than some non-recourse liabilities and some liabilities to the partners) exceed the fair value of the assets of the Operating Partnership.  Additionally, the terms of some of the debt to which our Operating Partnership is a party may limit its ability to make some types of payments and other distributions to us.  This in turn may limit our ability to make some types of payments, including payment of dividends on our outstanding capital stock, unless we meet certain financial tests or such payments or dividends are required to maintain our qualification as a REIT or to avoid the imposition of any federal income or excise tax on undistributed income.  Any inability to make cash distributions from the Operating Partnership could jeopardize our ability to pay dividends on our outstanding shares of capital stock and to maintain qualification as a REIT.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE

The ownership limit described above, as well as certain provisions in our amended and restated certificate of incorporation and bylaws, and certain provisions of Delaware law, may hinder any attempt to acquire us.

There are certain provisions of Delaware law, our amended and restated certificate of incorporation, our bylaws, and other agreements to which we are a party that may have the effect of delaying, deferring or preventing a third party from making an acquisition proposal for us.  These provisions may also inhibit a change in control that some, or a majority, of our stockholders might believe to be in their best interest or that could give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares.  These provisions and agreements are summarized as follows:

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The Ownership Limit – As described above, to maintain our status as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year.  Our certificate of incorporation generally prohibits ownership of more than 6% of the outstanding shares of our capital stock by any single stockholder determined by value (other than Charles Lebovitz, David Jacobs, Richard Jacobs and their affiliates under the Internal Revenue Code’s attribution rules).  In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

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Classified Board of Directors; Removal for Cause – Our certificate of incorporation provides for a board of directors divided into three classes, with one class elected each year to serve for a three-year term.  As a result, at least two annual meetings of stockholders may be required for the stockholders to change a majority of our board of directors.  In addition, our stockholders can only remove directors for cause and only by a vote of 75% of the outstanding voting stock.  Collectively, these provisions make it more difficult to change the composition of our board of directors and may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

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Advance Notice Requirements for Stockholder Proposals – Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders.  These procedures generally require advance written notice of any such proposals, containing prescribed information, to be given to our Secretary at our principal executive offices not less than 60 days or no more than 90 days prior to the meeting.

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Vote Required to Amend Bylaws – A vote of 66  2/3% of our outstanding voting stock (in addition to any separate approval that may be required by the holders of any particular class of stock) is necessary for stockholders to amend our bylaws.

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Delaware Anti-Takeover Statute – We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law.  In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of a company’s outstanding voting stock) from engaging in a “business combination” (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder unless:

(a)   before that person became an interested holder, our board of directors approved the transaction in which the interested holder became an interested stockholder or approved the business combination;

(b)   upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

(c)   following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.

Certain ownership interests held by members of our senior management may tend to create conflicts of interest between such individuals and the interests of the Company and our Operating Partnership.

•
Tax Consequences of the Sale or Refinancing of Certain Properties – Since certain of our Properties had unrealized gain attributable to the difference between the fair market value and adjusted tax basis in such Properties immediately prior to their contribution to the Operating Partnership, a taxable sale of any such Properties, or a significant reduction in the debt encumbering such Properties, could cause adverse tax consequences to the members of our senior management who owned interests in our predecessor entities.  As a result, members of our senior management might not favor a sale of a Property or a significant reduction in debt even though such a sale or reduction could be beneficial to us and the Operating Partnership.  Our bylaws provide that any decision relating to the potential sale of any Property that would result in a disproportionately higher taxable income for members of our senior management than for us and our stockholders, or that would result in a significant reduction in such Property’s debt, must be made by a majority of the independent directors of the board of directors.  The Operating Partnership is required, in the case of such a sale, to distribute to its partners, at a minimum, all of the net cash proceeds from such sale up to an amount reasonably believed necessary to enable members of our senior management to pay any income tax liability arising from such sale.

•
Interests in Other Entities; Policies of the Board of Directors – Certain entities owned in whole or in part by members of our senior management, including the construction company that built or renovated most of our Properties, may continue to perform services for, or transact business with, us and the Operating Partnership.  Furthermore, certain Property tenants are affiliated with members of our senior management.  Accordingly, although our bylaws provide that any contract or transaction between us or the Operating Partnership and one or more of our directors or officers, or between us or the Operating Partnership and any other entity in which one or more of our directors or officers are directors or officers or have a financial interest, must be approved by our disinterested directors or stockholders after the material facts of the relationship or interest of the contract or transaction are disclosed or are known to them, these affiliations could nevertheless create conflicts between the interests of these members of senior management and the interests of the Company, our shareholders and the Operating Partnership in relation to any transactions between us and any of these entities.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of any of the shares of common stock covered by this Prospectus Supplement.

SELLING STOCKHOLDERS

We are registering all 1,355,671 shares covered by this Prospectus Supplement on behalf of the selling stockholders named in the table below and their respective pledgees, donees, transferees or other successors in interest.  We are registering the shares in order to permit the selling stockholders to publicly offer these shares for resale from time to time.  The selling stockholders may sell all, some or none of the shares covered by this Prospectus Supplement.  See “Plan of Distribution” below.  None of the selling stockholders has had any material relationship with us within the past three years other than as a result of the acquisition and ownership of these shares or other securities of ours or of our affiliates.

The shares of common stock listed in the table below and covered by this Prospectus Supplement, other than the 125,100 shares being registered on behalf of the Frankel Midland Limited Partnership, constitute 1,230,571 of the 9,807,013 shares of common stock issued by the Company on December 20, 2010 in connection with exchange notices received from seven trusts for the benefit of members of the family of David H. Jacobs pursuant to the terms of the Operating Partnership’s Fourth Amended and Restated Agreement of Limited Partnership.  The trusts holding the remaining 8,576,442 shares issued in this exchange have also notified the Company that they intend to proceed with an orderly liquidation of such shares as appropriate, based on pricing and availability, either through exercise of their registration rights under a registration rights agreement between us and such holders dated January 31, 2001 or through other available means exempt from the registration requirements of the Securities Act.

The table below, which is based on information that we received from the selling stockholders and/or their counsel, lists the names of the selling stockholders, the aggregate number of shares of common stock beneficially owned by the selling stockholder as of March 30, 2011, and the aggregate number of shares of common stock that the selling stockholders may offer and sell pursuant to this Prospectus Supplement.  Because the selling stockholders may offer all or a portion of the shares of common stock offered by this Prospectus Supplement at any time and from time to time after the date hereof, no estimate can be made of the number of shares that the selling stockholders may retain upon completion of this offering.  However, assuming all of the shares offered by this Prospectus Supplement are sold by the selling stockholders then, unless otherwise noted below, after completion of this offering, none of the selling stockholders will own more than one percent of the shares of common stock outstanding.

Name of Selling Stockholder	Number of Shares Beneficially Owned (excluding shares offered hereby)	Number of Shares Offered Hereby
Marie D. Bell Revocable Trust dated December 20, 1995	None	846,387
John W. Jacobs, Trustee Under Declaration of Trust dated September 22, 1997	None	384,184
Frankel Midland Limited Partnership	None	125,100
Total Shares Offered		1,355,671

PLAN OF DISTRIBUTION

We issued the 1,355,671 shares of common stock covered by this Prospectus Supplement to the selling stockholders in exchange for special common units of limited partnership interest in our Operating Partnership, pursuant to the terms of the Operating Partnership’s Fourth Amended and Restated Agreement of Limited Partnership.  We are registering such shares on behalf of the selling stockholders pursuant to registration rights agreements dated January 31, 2001 between us and each of the selling stockholders.  We have agreed to indemnify the selling stockholders and each person who participates in this offering as an underwriter against certain civil liabilities, including certain liabilities under the Securities Act.

The shares may be offered and sold by the selling stockholders, or by purchasers, transferees, donees, pledgees or other successors in interest, directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by the selling stockholders or by a purchaser of the shares on whose behalf such broker-dealer may act as agent.  Sales and transfers of the shares may be effected from time to time in one or more transactions, in private or public transactions, on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means.  Any or all of the shares may be sold from time to time by means of:

(a)	a block trade, in which a broker or dealer attempts to sell the shares as agent but may position and resell a portion of the shares as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this Prospectus;

(c)	ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers;

(d)	the writing (sale) of put or call options on the shares;

(e)	the pledging of the shares as collateral to secure loans, credit or other financing arrangements and subsequent foreclosure, the disposition of the shares by the Lender thereunder; and

(f)	any other legally available means.

To the extent required with respect to a particular offer or sale of the shares, we will file another prospectus supplement pursuant to Section 424(b)(3) of the Securities Act of 1933, as amended, which will supplement the accompanying Prospectus, to disclose:

(a)	the number of shares to be sold;

(b)	the purchase price;

(c)	the name of any broker, dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses; and

(d)	any other relevant information.

The selling stockholders may transfer the shares by means of gifts, donations and contributions.  Subject to certain limitations under rules promulgated under the Securities Act, this Prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions.

In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with brokers, dealers or other financial institutions.  In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders.  To the extent permitted by applicable law, the selling stockholders also may sell the shares short and redeliver the shares to close out such short positions.

The selling stockholders and any broker-dealers who participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act and any discounts, commissions or similar selling expenses they receive and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  As a result, we have informed the selling stockholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling stockholders in the market.  The selling stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The aggregate net proceeds to the selling stockholders from the sale of the shares will be the purchase price of such shares less any discounts, concessions or commissions.  We will not receive any proceeds from the sale of any shares by the selling stockholders.  We will pay all expenses reasonably related to the registration of the shares for sale by the selling stockholders in connection with this offering, but we will not pay any expenses incurred by the selling stockholders in connection with brokerage fees or underwriting commissions, fees and expenses of attorneys, accountants or other advisors, or income or transfer taxes.

The selling stockholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale.  We have not engaged any broker, dealer or agent in connection with the sale of the shares, and there is no assurance that the selling stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this Prospectus Supplement and the accompanying Prospectus, as well as any other applicable prospectus supplement, and have informed the selling stockholders of the need to deliver copies of this Prospectus Supplement and the accompanying Prospectus, as well as any other applicable prospectus supplement, to purchasers prior to any sale to them.

The shares covered by this Prospectus Supplement and the accompanying Prospectus may become qualified for sale under Section 4(1) of the Securities Act or Rule 144 promulgated thereunder, whereupon they may be sold pursuant to such provisions rather than pursuant to this Prospectus Supplement and the accompanying Prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

As described more fully in the accompanying Prospectus, we have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and applicable Treasury Regulations, which set forth the requirements for qualification as a REIT.  We believe that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated, and are operating, in a manner qualifying us for taxation as a REIT under the Internal Revenue Code.  We intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner necessary to qualify or remain qualified.

In connection with this offering, Husch Blackwell LLP (f/k/a Husch Blackwell Sanders LLP) rendered an opinion to us that (i) we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years ended December 31, 2005 through December 31, 2010, and (ii) if we continue to be organized and operated after December 31, 2010 in the same manner, we will continue to qualify as a REIT.  This opinion is conditioned upon certain assumptions and representations made by us to Husch Blackwell LLP as to factual matters relating to our organization, operation and income, and upon certain representations made by our general counsel to Husch Blackwell LLP as to factual and real estate leasing legal matters relating to our income.  Husch Blackwell LLP’s opinion also is based upon assumptions and our representations as to future conduct, income and assets.  In addition, the opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the federal securities laws.  The opinion of  Husch Blackwell LLP is limited to this discussion under the heading “Certain U.S. Federal Income Tax Considerations” and to the discussion under such heading in the accompanying Prospectus, and it is filed as an exhibit to the registration statement of which this Prospectus Supplement and the accompanying Prospectus constitute parts.

Moreover, our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, certain distribution levels, a specified diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code as discussed further in the accompanying Prospectus.  Our annual operating results will not be reviewed by Husch Blackwell LLP.  Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements.  Further, the anticipated income tax treatment described in this Prospectus Supplement and in the accompanying Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

The following discussion supplements and should be read in conjunction with the general description of material federal income tax considerations contained in the accompanying Prospectus.

Earnings and Profits

For purposes of determining whether distributions to our stockholders are out of current or accumulated earnings and profits, our earnings and profits are allocated first to our outstanding preferred stock and then to our outstanding common stock.

Back-Up Withholding

We will report to our stockholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions.  Under the back-up withholding rules, a stockholder may be subject to back-up withholding at applicable rates on distributions paid unless the stockholder is a corporation or is otherwise specifically exempt from back-up withholding and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from back-up withholding, and complies with the applicable requirements of the back-up withholding rules.  A stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service.  Any amount paid as back-up withholding will be credited against the stockholder’s income tax liability.  Currently, the back-up withholding rate is 28%.  The rate is scheduled to increase to 31% for taxable years 2013 and thereafter.  In addition, we may be required to withhold a portion of any capital gain distributions made to any stockholders who fail to certify their non-foreign status to us.

Recent Tax Law Changes

Distributions in Stock.  In the accompanying Prospectus, we noted we may declare taxable dividends payable in cash or stock at the election of each stockholder.  For our 2008 and 2009 taxable years, IRS Revenue Procedure 2009-15 provided that a distribution of our stock pursuant to such an election would be considered a taxable distribution of property in an amount equal to the amount of cash that could have been received if, among other things, 10% or more of the distribution was payable in cash.  IRS Revenue Procedure 2010-12 extends this guidance to our 2010 and 2011 taxable years.

Mortgage Loan Modifications.  IRS Revenue Procedure 2011-16 sets forth safe harbors for the treatment of modified mortgage loans as real estate assets.  The IRS will not challenge a REIT’s treatment of a mortgage loan modification if (i) the modification was occasioned by default or (ii) the REIT reasonably believes that there is a significant risk of default of the pre-modified loan and the modified loan presents a substantially reduced risk of default.  Any modification of a mortgage loan which meets these tests will not be treated as a prohibited transaction.

Recent Legislation.  Recently enacted health care legislation, effective for taxable years beginning after December 31, 2012, imposes a new 3.8% Medicare tax on certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds.  This new tax will apply to dividends on and gain from the disposition of our shares.

In addition, recently enacted legislation regarding foreign account tax compliance, effective for payments made after December 31, 2012, imposes a withholding tax of 30% on dividends and gross proceeds from the disposition of our stock paid to certain foreign financial institutions, investment funds and other non-U.S. persons unless various information reporting and certain other requirements are satisfied.  This legislation also imposes new U.S. return disclosure obligations (and related penalties for failure to disclose) on persons required to file U.S. federal income tax returns that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions).

Recently enacted legislation has also temporarily shortened the recognition period during which the disposition of any asset we acquire from a “C” corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation will cause gain to be taxed at the highest regular corporate rate to the extent of any built-in, unrealized capital gain at the time of the acquisition.  For the 2011 taxable year, the recognition period is shortened from 10 years to 5 years if the fifth taxable year of the recognition period preceded such taxable year.

Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in our stock.

Possible Sunset of Reduced Tax Rate Provisions.  Because they were adopted with sunset provisions, unless Congress passes additional legislation, several of the U.S. federal income tax rates described in the accompanying Prospectus under the caption “Taxation of U.S. Stockholders” including, in the case of individuals, the 15% maximum tax rate for long-term capital gains and qualified dividend income, will revert to prior higher rates for taxable years beginning after December 31, 2012.  For such years, the capital gains tax rate is scheduled to increase to 20% and the rate applicable to dividends is scheduled to increase to the tax rate then applicable to ordinary income.

Please refer to the accompanying Prospectus for a discussion of other aspects of our qualification and taxation as a REIT and the tax consequences to you of an investment in the common stock.

LEGAL MATTERS

The validity of the issuance of the shares of common stock covered by this Prospectus Supplement will be passed upon for us by Husch Blackwell LLP, Chattanooga, Tennessee.  Certain members of Husch Blackwell LLP serve as our assistant secretaries, and certain attorneys who are shareholders and/or employees of Husch Blackwell LLP may be deemed to beneficially own (directly or indirectly) an aggregate of 30,057 shares of the Company’s Common Stock and 6,450 currently outstanding depositary shares, each representing 1/10th of a share of our Series D preferred stock.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this Prospectus Supplement and the accompanying Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Amendment No. 1 thereto on Form 10-K/A filed on March 3, 2011, and the effectiveness of CBL & Associates Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion) which is incorporated herein by reference.  Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION

The Company is a Delaware corporation.  In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred.

The Company has entered into indemnification agreements with each of the Company’s officers and directors.  The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  The Company is also required to indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and to cover officers and directors under the Company’s directors’ and officers’ liability insurance, provided that such insurance is commercially available at reasonable expense.  Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and the Bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, they cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights they provide.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

HOW TO OBTAIN MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.  Our SEC filings are also available on our Internet website (cblproperties.com).  The information contained on or connected to our website is not, and you must not consider the information to be, a part of this Prospectus Supplement or the accompanying Prospectus.  Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

PROSPECTUS

CBL & Associates Properties, Inc.

PREFERRED STOCK, COMMON STOCK, DEPOSITARY SHARES,
WARRANTS, DEBT SECURITIES, RIGHTS, UNITS

CBL & Associates Properties, Inc. may from time to time offer and sell, in one or more offerings and in one or more series:

•	shares of our preferred stock, par value $.01 per share;

•	shares of our common stock, par value $.01 per share;

•	fractional interests in shares of our preferred stock represented by depositary shares;

•	senior and/or subordinated debt securities;

•	warrants for the purchase of shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities;

•	rights to purchase shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein) and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.

This prospectus may also be used to offer securities to be issued to limited partners of CBL & Associates Limited Partnership in exchange for partnership interests, or to cover the resale of any of the securities described herein by one or more selling security holders.

We, or any selling security holders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time or times of offering.  We may offer any of such securities separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus.  The specific terms of any securities to be offered, as well as the specific plan of distribution for any securities to be offered, will be described in a supplement to this prospectus.  We may offer and sell the offered securities directly to you, through agents that we select, or to or through underwriters or dealers that we select.  If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation, as well as the net proceeds we expect to receive from such sales.

The following equity securities are currently listed on the New York Stock Exchange: (i) our common stock is listed under the symbol “CBL”; (ii) our depositary shares, each representing 1/10th of a share of our 7.75% Series C cumulative redeemable preferred stock, are listed under the symbol “CBLprC”; and (iii) our depositary shares, each representing 1/10th of a share of our 7.375% Series D cumulative redeemable preferred stock, are listed under the symbol “CBLprD.”  Any common stock offered pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.

You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities.  Our securities may not be sold without delivery of both this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

Investing in our securities involves risks.  You should carefully consider the information under the heading “Risk Factors” on page 4 of this prospectus before you make an investment in any of our offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 The date of this prospectus is August 7, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any of the offered securities described in this prospectus.  This prospectus provides you with a general description of each type of security we may offer.  Each time we offer one or more of such securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information included or incorporated by reference in this prospectus will be superseded by the information contained in the applicable prospectus supplement related to such securities.  You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment in any of our offered securities.  See “How to Obtain More Information” and “Incorporation of Information Filed with the SEC” for more information.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or a prospectus supplement.  We have not authorized anyone to provide you with different information.  This document may be used only in jurisdictions where offers and sales of the offered securities are permitted.  You should not assume that information contained in this prospectus, any prospectus supplement, or any document incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus or any prospectus supplement is delivered or when any sale of offered securities occurs.

In this prospectus, we use the terms “the Company,” “we,” “our” and “us” to refer to CBL & Associates Properties, Inc. and all entities owned or controlled by us, except where it is made clear that the term means only the parent company.  The term “you” refers to a prospective investor.

HOW TO OBTAIN MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In accordance with those requirements we file annual, quarterly and interim reports, proxy and information statements and other information with the SEC.  The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.  Our website address is cblproperties.com.  The reference to our website address does not constitute incorporation by reference of the information contained on the website, which is not part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus.  This prospectus does not contain all of the information contained or incorporated by reference in that registration statement.  We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC.  You may inspect and copy the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph.  Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference.  Statements contained in this prospectus concerning the contents of any document to which we may refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” the information contained in documents that we have filed or will file with them, which means that we can disclose important information to you by referring to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.  Information that we file later with the SEC, which is considered part of this prospectus from the date that we file each such document, will automatically update and supersede this information.  We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

•
Annual Report on Form 10-K for the year ended December 31, 2008 (excluding Items 6, 7, 8 and 15 thereof, which were replaced in our Current Report on Form 8-K dated July 27, 2009), as filed on March 2, 2009 (our “2008 Annual Report”).

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 (as filed on May 11, 2009) (our “March 2009 Quarterly Report”).

•	Current Reports on Form 8-K or 8-K/A dated and filed on the following dates:

Dated                                                                Filed
February 4, 2009                                              February 10, 2009
February 27, 2009                                            February 27, 2009
May 5, 2009                                                      May 11, 2009
May 14, 2009                                                    May 14, 2009
June 8, 2009*                                                   June 8, 2009*
June 8, 2009                                                      June 10, 2009
July 27, 2009                                                     July 28, 2009

*	Other than information that has been furnished to, and not filed with, the SEC, which information is not incorporated into this prospectus.

•	The description of our common stock contained in our Registration Statement on Form 8-A dated October 25, 1993, and any amendment or report filed for the purpose of updating such description.

•
The description of the Depositary Shares, each representing 1/10th of a share of our Series C Preferred Stock contained in our Registration Statement on Form 8-A, filed on August 21, 2003, and any amendment or report filed for the purpose of updating such description.

•
The description of the Depositary Shares, each representing 1/10th of a share of our Series D Preferred Stock contained in our Registration Statement on Form 8-A, filed on December 10, 2004, and any amendment or report filed for the purpose of updating such description.

We will provide to you without charge, upon your written or oral request, a copy of any or all documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this prospectus).  Such requests should be directed to our Investor Relations Department, CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000 (telephone number (423) 855-0001).

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  All statements other than statements of historical fact should be considered to be forward-looking statements.

Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will be” and variations of these words and similar expressions.  Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, any prospectus supplement, and in documents incorporated by reference.  We do not undertake to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made.

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained.  It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties.  Some of the factors that could cause actual results to differ include, without limitation:

•	general industry, economic and business conditions;

•	interest rate fluctuations;

•	costs and availability of capital, and capital requirements;

•	availability of real estate properties;

•	inability to consummate acquisition opportunities;

•	competition from other companies and retail formats;

•	changes in retail rental rates in our markets;

•	shifts in customer demands;

•	tenant bankruptcies or store closings;

•	changes in vacancy rates at our properties;

•	changes in operating expenses;

•	changes in applicable laws, rules and regulations;

•	the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support our future business; and

•	other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus under the heading “Risk Factors.”

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and which are incorporated by reference herein.  See “Incorporation of Information Filed with the SEC.”  In addition, other factors not identified could also have such an effect.  We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated.  We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges.  For this purpose, earnings is the sum of net income before discontinued operations, equity in earnings of unconsolidated affiliates, noncontrolling interests’ share of earnings (excluding those that have not incurred fixed charges) and fixed charges (excluding capitalized interest), plus distributed income from unconsolidated affiliates.  In this context, fixed charges consist of interest expense (including interest cost capitalized), amortization of debt issuance costs, the portion of rent expense representing an interest factor, and preferred dividend requirements of consolidated subsidiaries, if any.

Three Months Ended	Year Ended December 31,
March 31, 2009	2008	2007	2006	2005	2004
1.11x	1.17x	1.40x	1.63x	2.17x	2.08x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The table below presents our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.  We computed these ratios by dividing earnings by combined fixed charges and preferred stock dividends.  The terms “earnings” and “fixed charges” have the meanings assigned above.  The ratios are based solely on historical financial information and no pro forma adjustments have been made.

Three Months Ended	Year Ended December 31,
March 31, 2009	2008	2007	2006	2005	2004
1.04x	1.07x	1.28x	1.46x	1.91x	1.89x

RISK FACTORS

Investing in our securities involves certain risks.  As we have previously disclosed, we expect that the current economic downturn will continue to create pressure on the fundamentals of our business, including our ability to collect rental revenues from tenants in a timely manner, maintain current occupancy levels and achieve positive growth in rents from renewals of existing tenant leases or from leases with new tenants.  Additionally, the deteriorating economic conditions have resulted in increased volatility and uncertainty in the financial markets.  As a result, there has been a reduction in the availability of refinancing as lenders have become more conservative when granting credit, and credit that is extended generally results in lower loan-to-value ratios, higher interest rates and other restrictive provisions.

In deciding whether to invest in our securities, you should carefully consider the following supplemental risk factors, as well as the risks described under “Risk Factors” in our 2008 Annual Report and March 2009 Quarterly Report, in addition to the other information contained in this prospectus and any accompanying prospectus supplement and the information incorporated by reference herein and therein:

Our indebtedness is substantial and could impair our ability to obtain additional financing.

We received approximately $381.6 million in net proceeds from the sale of additional shares of our common stock in our recent offering which closed on June 15, 2009, after payment of the underwriting discount and our other offering expenses.  These proceeds were used to reduce amounts outstanding under our current credit facilities.

On a pro forma basis as of March 31, 2009, assuming the application of the net proceeds from our recent common stock offering as described above, our total share of consolidated and unconsolidated debt would have been approximately $6,264.0 million.  As of such date, and giving effect to the foregoing assumptions, our total share of consolidated and unconsolidated debt maturing in 2009, 2010 and 2011, giving effect to all maturity extensions received to date, would have been approximately $164.9 million, $1,061.7 million and $679.0 million, respectively.  Our existing consolidated and unconsolidated debt obligations generally contain maturity extension options which are available to us only if we are in compliance with all of the terms of the related indebtedness and we pay an extension fee to the lender.  No assurance can be given that we will meet all of the conditions necessary to exercise any maturity extension option at the relevant time.

At March 31, 2009, our total share of consolidated and unconsolidated debt outstanding was approximately $6,645.6 million, which represents approximately 92.1% of our total market capitalization at that time.  Giving effect to all maturity extensions available at our option (which requires continued compliance with the terms of the indebtedness and payment of a fee), as of March 31, 2009, the balance at maturity of our share of total consolidated and unconsolidated debt (after giving effect to amortization through maturity) was approximately $6,200.1 million, including $163.2 million, $1,073.3 million, $1,017.2 million, $911.9 million and $3,034.5 million currently scheduled to mature in 2009, 2010, 2011, 2012 and thereafter, respectively.  Our substantial leverage could have important consequences.  For example, it could:

•	result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross-default or cross-acceleration provisions, other debt;

•	result in the loss of assets due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds;

•	materially impair our ability to borrow unused amounts under existing financing arrangements or to obtain additional financing or refinancing on favorable terms or at all;

•
require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to pay dividends, including those necessary to maintain our REIT qualification, or to use for other purposes;

•	increase our vulnerability to the ongoing economic downturn;

•	limit our ability to withstand competitive pressures; or

•	reduce our flexibility to respond to changing business and economic conditions.

If any of the foregoing occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, and the trading price of our common stock or other securities could decline significantly.  For additional information regarding risks associated with our indebtedness, see “Risk Factors” in our 2008 Annual Report and March 2009 Quarterly Report.

We may change the dividend policy for our common stock in the future.

Our Board of Directors has determined to reduce our annual common stock dividend to the minimum amount required for us to distribute approximately 100% of our taxable income for 2009.  We previously paid dividends during 2009 aggregating $0.74 per share of common stock.  On June 1, 2009, our Board of Directors declared a quarterly common stock dividend of $0.11 per share of common stock, which was paid entirely in cash on July 15, 2009 to holders of record of our common stock on June 30, 2009.

We currently expect that we will pay two additional quarterly dividends for the remainder of 2009, and that these dividends will be paid entirely in cash.  However, depending upon our liquidity needs, we reserve the right to pay any or all of these dividends in a combination of cash and shares of common stock, in accordance with applicable revenue procedures of the IRS.  A recent IRS revenue procedure allows us to satisfy our 2009 REIT distribution requirement by distributing up to 90% of each 2009 common stock dividend in shares of our common stock in lieu of cash provided certain other criteria are met.  In the event that we pay a portion of our dividends in shares of our common stock pursuant to such procedure, taxable U.S. stockholders would be required to pay tax on the entire amount of the dividend, including the portion paid in shares of common stock, in which case such stockholders may have to use cash from other sources to pay such tax.  If a U.S. stockholder sells the common stock it receives as a dividend in order to pay its taxes, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale.  Furthermore, with respect to non-U.S. stockholders, we may be required to withhold federal tax with respect to our dividends, including dividends that are paid in common stock.  In addition, if a significant number of our stockholders sell shares of our common stock in order to pay taxes owed on dividends, such sales would put downward pressure on the market price of our common stock.

The decision to declare and pay dividends on our common stock in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our Board of Directors and will depend on our earnings, taxable income, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness and preferred stock, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Delaware law and such other factors as our Board of Directors deems relevant.  While the statements above concerning dividend payments for 2009 reflect our current intentions, any actual dividends payable will be determined by our Board of Directors based upon the circumstances at the time of declaration, and the actual dividends payable may vary from such intended amounts.  To the extent our Board of Directors determines to pay a portion of any dividend in shares of our common stock, our ability to do so may be limited by the amount of common stock then authorized, which presently is subject to the contingency discussed below under “—We have a limited number of authorized shares of common stock available for issuance, and if our stockholders do not approve an increase in the authorized number of shares of our common stock we may be unable to raise significant additional common equity capital beyond our recent common stock offering.”  Any change in our dividend policy could have a material adverse effect on the market price of our common stock.

Our recent common stock offering was dilutive, and there may be future dilution of our common stock.

After giving effect to the issuance of common stock in our recent offering, the receipt of the net proceeds and the use of such proceeds as described above, the offering may be expected to have a dilutive effect on our previously announced estimated earnings per share and funds from operations per share for the year ending December 31, 2009.  The actual amount of dilution cannot be determined at this time and will be based on numerous factors.

Additionally, subject to the discussion below under "—We have a limited number of authorized shares of common stock available for issuance, and if our stockholders do not approve an increase in the authorized number of shares of our common stock we may be unable to raise significant additional common equity capital beyond our recent common stock offering," we are not restricted by our organizational documents, contractual arrangements or otherwise from issuing additional common stock or preferred shares, including any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities in the future.  The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after our recent common stock offering or the perception that such sales could occur.  Additionally, future sales or issuances of substantial amounts of our common stock may be at prices below the $6.00 per share offering price applicable to our recent common stock offering and may adversely impact the market price of our common stock.

We have a limited number of authorized shares of common stock available for issuance, and if our stockholders do not approve an increase in the authorized number of shares of our common stock we may be unable to raise significant additional common equity capital beyond our recent common stock offering.

As of July 24, 2009, following our recent common stock offering, we had 180,000,000 authorized shares of common stock, of which 137,859,925 shares of common stock were issued and outstanding and, after giving effect to the Forbearance and Waiver Agreement described below, an additional 14,948,692 were reserved for issuance upon exchanges of units in CBL & Associates Limited Partnership (our “Operating Partnership”) and in connection with certain equity compensation plans and dividend reinvestment plans.  Thus, we have a limited number of shares of common stock available for future issuance.  The limited availability of shares of common stock may hinder our ability to raise capital through the issuance of common stock or securities convertible into or exchangeable or exercisable for common stock, if the need should so arise.

Moreover, in connection with our recent common stock offering, certain holders of units in our Operating Partnership, including certain of our executive officers and their affiliates as well as certain affiliates of Jacobs Realty Investors Limited Partnership, a Delaware limited partnership (collectively, the “Deferring Holders”), entered into a Forbearance and Waiver Agreement with the Company, in which they agreed to defer their right to exchange an aggregate of 37,000,000 of their Operating Partnership units for shares of our common stock or cash (at our election), until the earlier of (A) the close of business on the date upon which we effectively amend our Certificate of Incorporation to increase our authorized share capital to include at least 217,000,000 shares of Common Stock (the “Replenishment Date”) or (B) December 31, 2009.  The Deferring Holders also agreed to waive our obligation under the Operating Partnership Agreement to reserve a sufficient number of shares of common stock to satisfy their Operating Partnership exchange rights with respect to such units until the Replenishment Date, regardless of when such date occurs.  As a result, we have not reserved shares of our authorized common stock for issuance upon an exchange of such units.  If, following such deferral, the Deferring Holders were to exercise their exchange rights before we had available a sufficient number of authorized shares of our common stock to deliver in satisfaction of such exchange rights, we would be compelled to satisfy such rights with cash payments.

We plan to convene a special meeting of stockholders during the third quarter of 2009 for the purpose of seeking stockholder approval to increase the number of our authorized shares of common stock from 180,000,000 shares to 1,000,000,000 shares.  Under applicable Delaware law and the provisions of our Certificate of Incorporation such an increase will require th
e approval of the holders of a majority of our issued and outstanding shares of common stock.  No assurance can be provided that we will be able to obtain the requisite vote to increase the number of our authorized shares of common stock.  A failure to increase our authorized share capital would adversely affect our ability to raise additional capital and to satisfy the exchange rights of the Deferring Holders for other than cash payments and therefore could materially and adversely affect our financial condition, liquidity and prospects.

The market price of our common stock or other securities may fluctuate significantly.

The market price of our common stock or other securities may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in our earnings estimates or those of analysts;

•	changes in our dividend policy;

•	publication of research reports about us, the retail industry or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our securities to seek higher dividend or interest rate yields;

•	changes in market valuations of similar companies;

•
adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near and medium term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	actions by institutional security holders;

•	speculation in the press or investment community;

•	the occurrence of any of the other risk factors included in, or incorporated by reference in, this prospectus; and

•	general market and economic conditions.

Many of the factors listed above are beyond our control.  Those factors may cause the market price of our common stock or other securities to decline significantly, regardless of our financial performance and condition and prospects.  It is impossible to provide any assurance that the market price of our common stock or other securities will not fall in the future, and it may be difficult for holders to sell such securities at prices they find attractive, or at all.

Except as described above, there have been no material changes to the risk factors set forth under “Risk Factors” in our 2008 Annual Report and March 2009 Quarterly Report.

The risks and uncertainties described in this prospectus, our 2008 Annual Report and our March 2009 Quarterly Report are not the only ones we face.  Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our financial results and business operations.  If any of the events or circumstances described in the risk factors actually occur our business may suffer, the trading price of our common stock or other securities could decline and you could lose all or part of your investment.  Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

CBL & ASSOCIATES PROPERTIES, INC.

We are a self-managed, self-administered, fully integrated REIT that is engaged in the ownership, development, acquisition, leasing, management and operation of regional shopping malls, open-air centers, associated centers, community centers and office properties.  We currently own interests in a portfolio of properties, consisting of enclosed regional malls, open-air centers, associated centers (each of which is part of a regional shopping mall complex), community centers, a mixed-use center, office buildings (including our corporate office building), and joint venture investments in similar types of properties.  We may also own from time to time shopping center properties that are under development or construction, as well as options to acquire certain shopping center development sites.  Our shopping center properties are located in 27 domestic states and in Brazil, but are primarily in the southeastern and midwestern United States.  We have elected to be taxed as a REIT for federal income tax purposes.

We conduct substantially all of our business through CBL & Associates Limited Partnership, our “Operating Partnership.” We currently own an indirect majority interest in the Operating Partnership, and one of our wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation, is its sole general partner.  To comply with certain technical requirements of the Internal Revenue Code applicable to REITs, our property management and development activities, sales of peripheral land and maintenance operations are carried out through CBL & Associates Management, Inc., our “Management Company.”  Our Operating Partnership owns 100% of the stock of the Management Company.

In order for us to maintain our qualification as a REIT for federal income tax purposes, our Certificate of Incorporation provides for an ownership limit which generally prohibits, with certain exceptions, direct or constructive ownership by one person, as defined in our Certificate of Incorporation, of equity securities representing more than 6% of the combined total value of our outstanding equity securities.  Additionally, in order to maintain our qualification as a REIT for U.S. federal income tax purposes, we must distribute each year at least 90% of our taxable income, computed without regard to net capital gains or the dividends-paid deduction, and subject to certain other adjustments.  See “Certain U.S. Federal Income Tax Considerations” herein for additional information concerning these requirements.

We were organized on July 13, 1993 as a Delaware corporation to acquire substantially all of the real estate properties owned by our predecessor company, CBL & Associates, Inc., and its affiliates.

__________________

Our principal executive offices are located at CBL Center, 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, and our telephone number is (423) 855-0001.  Our website address is: cblproperties.com.  The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the offered securities as set forth in the applicable prospectus supplement.  We may invest any funds not required immediately for such purposes in short-term investment grade securities.  We will not receive proceeds from any sales of securities by persons other than the Company, except as may otherwise be stated in any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the provisions of applicable law.  The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), and amended and restated bylaws, as amended (the “Bylaws”), which we have included as exhibits to our Annual Report on Form 10-K, as supplemented by our Form 8-K dated July 27, 2009, that is incorporated by reference into this prospectus.

Under our Certificate of Incorporation, we have authority to issue 195,000,000 shares of all classes of capital stock, consisting of 180,000,000 shares of common stock, par value $.01 per share, and 15,000,000 shares of preferred stock, par value $.01 per share.  As of July 24, 2009, we had 137,859,925 shares of common stock outstanding, 460,000 shares of our 7.75% Series C cumulative redeemable preferred stock, par value $.01 per share (“Series C Preferred Stock”) outstanding and 700,000 shares of our 7.375% Series D cumulative redeemable preferred stock, par value $.01 per share (“Series D Preferred Stock”) outstanding.

Our common stock is listed on the New York Stock Exchange under the symbol “CBL.”  Our depositary shares representing 1/10th of a share of our Series C Preferred Stock are listed on the New York Stock Exchange under the symbol “CBLprC.”  Our depositary shares representing 1/10th of a share of our Series D Preferred Stock are listed on the New York Stock Exchange under the symbol “CBLprD.”

Pursuant to rights granted to us and the other limited partners in the partnership agreement of the Operating Partnership, each of the limited partners may, subject to certain conditions, exchange its limited partnership interests in the Operating Partnership for shares of our common stock.

Description of Preferred Stock

Subject to the limitations prescribed by our Certificate of Incorporation, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations and restrictions thereof, all without any further vote or action by our stockholders.  In particular, the Board of Directors may determine for each such series any dividend rate, the date, if any, on which dividends will accumulate, the dates, if any, on which dividends will be payable, any redemption rights, if any, of such series, any sinking fund provisions, liquidation rights and preferences, and any conversion rights and voting rights.  The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock.  Also, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable and, unless otherwise provided in the preferred stock designations, will have no preemptive rights.  Under Delaware law, holders of our preferred stock generally are not responsible for our debts or obligations.  Both our preferred stock and our common stock are subject to certain ownership restrictions designed to help us maintain our qualification as a REIT under the Internal Revenue Code, which are described below under “Description of Common Stock – Restrictions on Transfer.”

On August 22, 2003, we issued 4,600,000 depositary shares in a public offering, each representing one-tenth of a share of our Series C Preferred Stock.  The Series C Preferred Stock has a liquidation preference of $250.00 per share ($25.00 per depositary share).  Dividends on the Series C Preferred Stock are cumulative, accrue from the date of issuance and are payable quarterly in arrears at a rate of $19.375 per share ($1.9375 per depositary share) per annum.  We generally must be current in our dividend payments on the Series C Preferred Stock in order to pay dividends on our common stock.  The Series C Preferred Stock has no voting rights, other than limited voting rights concerning the election of additional directors in the event of certain preferred dividend arrearages.  The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and is not convertible into any other securities of the Company.  The Series C Preferred Stock could not be redeemed by the Company prior to August 22, 2008.  Since that date, the Company has had the right to redeem the shares, in whole or in part, at any time for a cash redemption price of $250.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends.

On December 13, 2004, we issued 7,000,000 depositary shares in a public offering, each representing one-tenth of a share of our Series D Preferred Stock.  The Series D Preferred Stock has a liquidation preference of $250.00 per share ($25.00 per depositary share).  Dividends on the Series D Preferred Stock are cumulative, accrue from the date of issuance and are payable quarterly in arrears at a rate of $18.4375 per share ($1.84375 per depositary share) per annum.  We generally must be current in our dividend payments on the Series D Preferred Stock in order to pay dividends on our common stock.  The Series D Preferred Stock has no voting rights, other than limited voting rights concerning the election of additional directors in the event of certain preferred dividend arrearages.  The Series D Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and is not convertible into any other securities of the Company.  The Series D Preferred Stock cannot be redeemed by the Company prior to December 13, 2009.  After that date, the Company may redeem the shares, in whole or in part, at any time for a cash redemption price of $250.00 per share ($25.00 per depositary share) plus accrued and unpaid dividends.

The rights, preferences, privileges and restrictions of any additional series of our preferred stock will be fixed by the certificate of designations relating to the series.  A prospectus supplement relating to each series will describe the terms of any offered preferred stock, including:

•	the title and stated value of such preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to such preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock will accumulate;

•	any voting rights applicable to such preferred stock;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the sinking fund provisions, if any, applicable to such preferred stock;

•	the provisions for redemption, if any, applicable to such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•
the terms and conditions, if any, upon which such preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•	a discussion of certain U.S. federal income tax considerations applicable to such preferred stock;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•
in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer of such preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Unless otherwise specified in the applicable prospectus supplement, any offered series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to such preferred stock;

•	on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to such preferred stock; and

•	junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to such preferred stock.

The term “equity securities” in the preceding discussion does not include convertible debt securities.

Description of Common Stock

The following summary description sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or as provided in our Certificate of Incorporation, the holders of those shares exclusively possess all voting power.  Under our Certificate of Incorporation, directors are elected by the affirmative vote of the holders of a plurality of the shares of the common stock present or represented at the annual meeting of stockholders.  Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Dividend and Liquidation Rights

Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to distributions which may be declared from time to time by our Board of Directors from funds which are legally available, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders.  Holders of common stock are not entitled to any preemptive rights.  All of the outstanding shares of our common stock are fully paid and non-assessable.  Under Delaware law, holders of our common stock generally are not responsible for our debts or obligations.

Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year.  In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain percentages of our gross income must be from particular activities.

To ensure that we remain a qualified REIT, our Certificate of Incorporation contains provisions, collectively referred to as the ownership limit provision, restricting the acquisition of shares of our capital stock.  The affirmative vote of 66 2/3% of our outstanding voting stock is required to amend this provision.

The ownership limit provision provides that, subject to certain exceptions specified in our Certificate of Incorporation:

•
No person (other than Charles Lebovitz, members of the Richard Jacobs Group (as defined), members of the David Jacobs Group (as defined) and their respective affiliates under the applicable attribution rules of the Internal Revenue Code) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6% of the value of our outstanding capital stock.

•
Subject to certain restrictions, Charles Lebovitz and his respective affiliates (as defined under the applicable attribution rules of the Internal Revenue Code) may own beneficially or constructively in the aggregate up to 25.4% of the value of the outstanding shares of our capital stock.

•
Subject to certain restrictions, of the group comprised of Richard Jacobs and his respective affiliates and David Jacobs and his respective affiliates (in each case, as defined under the applicable attribution rules of the Internal Revenue Code), any individual person (that is, any person who is treated as an individual for purposes of Section 542(a)(2) of the Internal Revenue Code) may own beneficially or constructively in the aggregate up to 13.9% of the value of the outstanding shares of our capital stock.

•
Subject to certain restrictions, any two individuals of the group comprised of Richard Jacobs and his respective affiliates or of the group comprised of David Jacobs and his respective affiliates may own beneficially or constructively in the aggregate up to 19.9% of the value of the outstanding shares of our capital stock.  The group comprised of Richard Jacobs and his respective affiliates and the group comprised of David Jacobs and his respective affiliates, in the aggregate, is also limited to owning, in the aggregate, up to 19.9% of the value of the outstanding shares of our capital stock.

•
Subject to certain restrictions, the overall group composed of Charles Lebovitz and his respective affiliates, Richard Jacobs and his respective affiliates and David Jacobs and his respective affiliates, may own beneficially or constructively in the aggregate up to 37.99% of the value of the outstanding shares of our capital stock.

The ownership limit is the percentage limitation on ownership applicable to any given person or group pursuant to the ownership limit provisions described above.

Our Board of Directors may, subject to certain conditions, waive the applicable ownership limit upon receipt of a ruling from the IRS or an opinion of counsel to the effect that such ownership will not jeopardize our status as a REIT.  The ownership limit provision will cease to apply only if both our Board of Directors and the holders of a majority of our outstanding voting stock vote to approve the termination of our status as a REIT.

Any issuance or transfer of capital stock to any person (A) in excess of the applicable ownership limit or (B) which would cause us to be beneficially owned by fewer than 100 persons, will be null and void and the intended transferee will acquire no rights to the stock.  Our Certificate of Incorporation provides that any acquisition and continued holding or ownership of our capital stock constitutes a continuous representation of compliance with the applicable ownership limit by the beneficial or constructive owner of such stock.

Any purported transfer or other event that would, if effective, violate the ownership limit will be deemed void ab initio with respect to that number of shares of our capital stock that would be owned by the transferee in excess of the applicable ownership limit provision.  Such shares would automatically be transferred to a trust, the trustee of which would be designated by us but would not be affiliated with us or with the party prohibited from owning such shares by the ownership limit provision.  The trust would be for the exclusive benefit of a charitable beneficiary to be designated by us.

Any shares so held in trust will be issued and outstanding shares of our capital stock, entitled to the same rights and privileges as all other issued and outstanding shares of capital stock of the same class and series.  All dividends and other distributions paid by us with respect to the shares held in trust will be held by the trustee for the benefit of the designated charitable beneficiary.  The trustee will have the power to vote all shares held in trust from and after the date the shares are deemed to be transferred into trust.  The prohibited owner will be required to repay any dividends or other distributions received by it which are attributable to the shares held in trust if the record date for such dividends or distributions was on or after the date those shares were transferred to the trust.  We can take all measures we deem necessary in order to recover such amounts.

The trustee will have the exclusive right to designate a permitted transferee to acquire the shares held in trust without violating the applicable ownership limitations for an amount equal to the fair market value (determined at the time of transfer to this permitted transferee) of those shares.  The trustee will pay to the aforementioned prohibited owner the lesser of: (a) the value of the shares at the time they were transferred to the trust and (b) the price received by the trustee from the sale of such shares to the permitted transferee.  The excess (if any) of (x) the sale proceeds from the transfer to the permitted transferee over (y) the amount paid to the prohibited owner, will be distributed to the charitable beneficiary.

We or our designee will have the right to purchase any shares-in-trust, within a limited period of time, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares-in-trust and (ii) the market price per share on the date we, or our designee, exercise such right to purchase such shares-in-trust.

The ownership limit provision will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased.  Except as otherwise described above, any change in the ownership limit would require an amendment to our Certificate of Incorporation.  Such an amendment would require a 66 2/3% vote of the outstanding voting stock.  In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the Company without the approval of our Board of Directors.

All certificates representing shares of any class of stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such other percentage as may be required by the Treasury Regulations) of the value of our outstanding shares of capital stock must file an affidavit with us containing the information specified in our Certificate of Incorporation before January 30 of each year.  In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of capital stock as our Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Limitation of Liability of Directors

Our Certificate of Incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law (regarding certain unlawful distributions); or (iv) for any transaction from which the director derived an improper personal benefit.

While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty.  Accordingly, our Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.  The provisions of our Certificate of Incorporation described above apply to our officers only if the respective officer is also one of our directors and is acting in his or her capacity as director, and do not apply to our officers who are not directors.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors.  The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  We must also indemnify and advance all expenses incurred by officers and directors who are successful in seeking to enforce their rights under the indemnification agreements, and cover officers and directors under our directors’ and officers’ liability insurance, provided that such insurance is commercially available at reasonable expense.  Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our Certificate of Incorporation and Bylaws, it provides greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our Board of Directors or by the stockholders to eliminate the rights it provides.

Other Provisions of Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts.  These provisions include:

Classified Board of Directors.    Our Certificate of Incorporation provides for a Board of Directors divided into three classes, with one class to be elected each year to serve for a three-year term.  As a result, at least two annual meetings of stockholders may be required for the stockholders to change a majority of our Board of Directors.  In addition, our stockholders can only remove directors for cause and only by a vote of 75% of the outstanding voting stock.  The classification of directors and the inability of stockholders to remove directors without cause make it more difficult to change the composition of our Board of Directors.  The provisions of our Certificate of Incorporation relating to the classification of our Board of Directors may only be amended by a 66 2/3% vote of the outstanding voting stock and the provision relating to the removal for cause may only be amended by a 75% vote of the outstanding voting stock.

Advance Notice Requirements.    Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders.  These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting at which the action is to be taken.  Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting.  The notice must contain certain information specified in the Bylaws.

Written Consent of Stockholders.    Our Certificate of Incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting and does not permit action by stockholder consent.  These provisions of our Certificate of Incorporation may be amended only by a vote of 80% of the outstanding voting stock.

Bylaw Amendments.    Amending our Bylaws requires either the approval of our Board of Directors or the vote of 66 2/3% of our outstanding voting stock.

Delaware Anti-Takeover Statute

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law.  In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of a company's outstanding voting stock) from engaging in a “business combination” (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder unless:

(a)	before that person became an interested holder, our Board of Directors approved the transaction in which the interested holder became an interested stockholder or approved the business combination,

(b)
upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

(c)
following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement.  Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares.  Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement.  Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.

The particular terms of any deposit agreement will be described in an applicable prospectus supplement, together with a description of the terms of the related depositary shares and underlying class or series of preferred stock offered thereby.  Such description will include, to the extent applicable to the underlying series of preferred stock, each of the matters specified above in the section captioned “Description of Capital Stock – Description of Preferred Stock.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture.  We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture, including any supplemental indenture, applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures, including any supplemental indentures, that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.  The debt securities may be issued from time to time in one or more series.  We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including without limitation:

•	the title of such debt securities;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount of such debt securities that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s) of such debt securities;

•	the principal amount due at maturity, and whether such debt securities will be issued with any original issue discount;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the interest rate(s) applicable to such debt securities, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether such debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination applicable to any series of subordinated debt securities;

•	the place where payments on such debt securities will be payable;

•	any applicable restrictions on the transfer, sale or other assignment of such debt securities;

•	our right, if any, to defer payment of interest on such debt securities, and the maximum length of any such deferral period;

•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	any provisions for a sinking fund, purchase or other analogous fund applicable to such debt securities;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, such series of debt securities;

•	a discussion of certain United States federal income tax considerations applicable to such debt securities;

•	information describing any book-entry features for such series of debt securities;

•	if applicable, the procedures for any auction and remarketing of such debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which such series of debt securities will be denominated; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, such debt securities, including any restrictive covenants or events of default provided with respect to such debt securities that are in addition to those described in this prospectus, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of such debt securities.

One or more series of any such debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates), to be sold at a substantial discount below their stated principal amount.  Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, any person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•
if we fail to pay, when due and payable, the principal, or premium, if any, or any payment required by any sinking or analogous fund established with respect to the debt securities of any series, and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, omission, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities;

•	to add any additional events of default;

•
to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to add to, change or eliminate any of the provisions of an indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted without the consent of any security holders as described herein shall (i) neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) become effective only when there is no such debt security outstanding;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•
to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities, except for certain obligations:

•	to register the transfer or exchange of debt securities,

•	to replace stolen, lost or mutilated debt securities,

•	to maintain paying agencies and hold monies for payment in trust, and,

•	if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities),

on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities; provided that no event of default or event which with the giving of notice or lapse of time or both would become an event of default with respect to such securities shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities.  The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto.  If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time, or from time to time, repurchase any debt security in the open market or otherwise.  Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such other shorter period set forth in any applicable escheat or abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock (or depositary shares representing a fractional interest therein), or debt securities.  We may issue warrants independently of or together with any other securities offered by us in any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock, depositary shares representing a fractional interest in preferred stock, or debt securities.  We will issue each series of warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants.  The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price applicable to the warrants;

•
the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price (including any provisions for adjustments to the exercise price) and manner of exercise;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and any underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the number of warrants outstanding, if any;

•	any material United States federal income tax consequences applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for United States dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock, preferred stock or depositary shares representing fractional interests in preferred stock will not have any rights of holders of shares of such common stock or preferred stock or depositary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

The preceding summary, as well as the more detailed summaries of certain provisions of any offered warrants and the associated warrant agreements that will be contained in the applicable prospectus supplement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to any such offered series of warrants, which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

Please refer to the sections captioned “Description of Capital Stock – Description of Common Stock,” “Description of Capital Stock – Description of Preferred Stock,” “Description of Depositary Shares” and “Description of Debt Securities” above for a general description of the shares of common stock, shares of preferred stock, depositary shares representing fractional interests in shares of preferred stock and debt securities, respectively, that may be acquired upon the exercise of one or more series of warrants, including a description of certain restrictions on the ownership of our common stock and preferred stock designed to preserve our status as a REIT.

DESCRIPTION OF RIGHTS

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights for the purchase of shares of our common stock, shares of our preferred stock, depositary shares representing fractional interests in shares of our preferred stock, or debt securities.  If such rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of such rights pursuant to the terms set forth in the applicable prospectus supplement.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.  We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the record date for determining the persons entitled to participate in the rights distribution;

•	the identity of any subscription or rights agent for such rights;

•
the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the applicable exercise or subscription price, as well as a description of the terms of such underlying securities to the extent not already set forth elsewhere in this prospectus or in the applicable prospectus supplement;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which such right expires;

•	the number of rights outstanding, if any;

•	any material United States federal income tax consequences applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for United States dollars only and will be in registered form only.  In addition to the terms of the rights and the securities issuable upon exercise thereof, the applicable prospectus supplement may describe, for a holder of such rights who validly exercises all rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised rights issued to other holders, to the extent such rights have not been exercised.

Holders of rights will not be entitled, by virtue of being such holders, to vote, to consent, to receive interest or dividend payments, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as holders of the underlying securities, except to the extent (if any) described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities, in any combination.  For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock.  The holder of a unit will have the rights and obligations of a holder of each included security.  If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units.  In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the title of any series of units;

•	the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

•	whether we will apply to have such units traded on any securities exchange or securities quotation system;

•
any material United States federal income tax consequences applicable to such units, including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

•	any other material terms and conditions relating to the units or to the securities included in each unit.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain U.S. federal income tax considerations is based on current law, is for general information only, and is not tax advice.  This summary is based on the Internal Revenue Code, Treasury Regulations, administrative interpretations and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will not assert, and that a court will not sustain, a position contrary to any of the tax consequences described below.  Furthermore, the following discussion is not exhaustive of all possible tax considerations applicable to our company as a REIT and to our security holders.  It does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of United States federal income taxation that may be relevant to a security holder in light of his or her particular circumstances or to stockholders who are subject to special treatment under the United States federal income tax laws.

This summary deals only with offered securities held as “capital assets” (within the meaning of Section 1221 of the Internal Revenue Code) and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Internal Revenue Code, persons that will hold notes or our common stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Internal Revenue Code and, except as expressly indicated below, tax-exempt organizations.

In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of offered securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of our offered securities.

Each prospective purchaser of the offered securities is advised to consult his or her own tax advisor regarding the specific tax consequences to the purchaser of the purchase, ownership and sale of the offered securities and of our election to be taxed as a REIT, including the U.S. federal, state, local, foreign and other tax consequences of the purchase, ownership, sale and election and of potential changes in applicable tax laws.  In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in our company, including the possibility of United States income tax withholding on our distributions.

Taxation of CBL

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and applicable Treasury Regulations, which set forth the requirements for qualifying as a REIT, commencing with our taxable year ended December 31, 1993.  We believe that, commencing with our taxable year ended December 31, 1993, we have been organized and have operated, and are operating, in a manner qualifying us for taxation as a REIT under the Internal Revenue Code.  We intend to continue to operate in such a manner, although no assurances can be given that we will operate in a manner necessary to qualify or remain qualified as a REIT.

The sections of the Internal Revenue Code relating to qualification and operation as a REIT are highly technical and complex.  The following sets forth the material aspects of the Internal Revenue Code sections that govern the U.S. federal income tax treatment of a REIT.  This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and Treasury Regulations, and administrative and judicial interpretations of the applicable Internal Revenue Code provisions and Treasury Regulations.

In connection with this filing, Husch Blackwell Sanders LLP has rendered an opinion to us that (i) we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years ended December 31, 2005 through December 31, 2008, and (ii) if we continue to be organized and operated after December 31, 2008 in the same manner, we will continue to qualify as a REIT.  This opinion is conditioned upon certain assumptions and representations made by us to Husch Blackwell Sanders LLP as to factual matters relating to our organization, operation and income, and upon certain representations made by our General Counsel to Husch Blackwell Sanders LLP as to factual and real estate leasing legal matters relating to our income.  Husch Blackwell Sanders LLP’s opinion also is based upon assumptions and our representations as to future conduct, income and assets.  In addition, this opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the federal securities laws.  The opinion of Husch Blackwell Sanders LLP is limited to this discussion under the heading “Certain U.S. Federal Income Tax Considerations” and is filed as an exhibit to the registration statement of which this prospectus is a part.

Moreover, our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, certain distribution levels, a specified diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code as discussed below.  Our annual operating results will not be reviewed by Husch Blackwell Sanders LLP.  Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements.  Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.  While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we satisfy all of the tests for REIT qualification or will continue to do so.

For as long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our income that is currently distributed to stockholders.  The REIT requirements generally allow a REIT to deduct dividends paid to its stockholders.  This treatment substantially eliminates the “double taxation” (once at the corporate level and again at the stockholder level) that generally results from investment in a corporation.

If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were an ordinary corporation.  In addition, our stockholders will be taxed in the same manner as stockholders of ordinary corporations (including, in the case of stockholders that are not corporations, potentially being eligible for preferential tax rates on dividends received from us).  In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions.  Moreover, we could be disqualified from taxation as a REIT for four taxable years beginning after the first taxable year for which the loss of REIT status occurred.  For a discussion of the tax consequences of failure to qualify as a REIT, see “Certain U.S. Federal Income Tax Considerations—Failure to Qualify” below.

Even if we qualify for taxation as a REIT, we may be subject to U.S. federal income tax as follows:

•
First, we will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gain.  However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a proportional basis.

•	Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•
Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.  Foreclosure property means property acquired by reason of a default on a lease or any indebtedness held by a REIT.

•
Fourth, if we have net income from “prohibited transactions” (which are, in general, sales or other dispositions of property, held primarily for sale to customers in the ordinary course of business, generally other than property held for at least four years (two years for dispositions after July 30, 2008) that qualify for a statutory safe harbor, foreclosure property, and property involuntarily converted), such income will be subject to a 100% penalty tax.

•
Fifth, if we should fail to satisfy the gross income tests or the asset tests, and nonetheless maintain our qualification as a REIT because certain other requirements have been satisfied, we will ordinarily be subject to a penalty tax relating to such failure, computed as described below. Similarly, if we maintain our REIT status despite our failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we must pay a penalty of $50,000 for each such failure.

•
Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed.

•
Seventh, if we acquire in the future any asset from a “C” corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate.

•
Eighth, if we receive non-arm’s-length income as a result of services provided by a taxable REIT subsidiary, defined below, to our tenants, or if we receive certain other non-arm’s-length income from a taxable REIT subsidiary, we can be subject to a 100% corporate level tax on the amount of the non-arm’s-length income.

Requirements for Qualification

Organizational Requirements

In order to remain qualified as a REIT, we must continue to meet the various requirements under the Internal Revenue Code, discussed below, relating to our organization and sources of income, the nature of our assets, distributions of income to our stockholders, and our diversity of stock ownership.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors,

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest,

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code,

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code,

(5)	the beneficial ownership of which is held by 100 or more persons,

(6)
not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year, and

(7)	that meets certain other tests, described below, regarding the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  For purposes of condition (6), certain tax-exempt entities are generally treated as individuals.  However, a pension trust generally will not be considered an individual for purposes of condition (6).  Instead, beneficiaries of the pension trust will be treated as holding stock of a REIT in proportion to their actuarial interests in the trust.  If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Internal Revenue Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

We have satisfied the requirements of conditions (1) through (4) and (7), and we believe that the requirements of conditions (5) and (6) have been and are currently satisfied.  In addition, our certificate of incorporation provides for restrictions regarding transfer of our shares in order to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above.  These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements.  If we fail to satisfy these share ownership requirements, our status as a REIT will terminate, unless we are eligible for the specified relief provisions described below.  These transfer restrictions are described under the captions “Description of Capital Stock – Description of Preferred Stock” and “Description of Capital Stock – Description of Common Stock – Restrictions on Transfer” in this prospectus.  Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding common stock and preferred stock.  In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of such stock.  A list of those persons failing or refusing to comply with such demand must be maintained as part of our records.  A stockholder failing or refusing to comply with our written demand must submit with its U.S. federal income tax returns a similar statement disclosing the actual ownership of stock and certain other information.

We are treated as having satisfied condition (6) above if we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our stock described above, and do not know, or in exercising reasonable diligence would not have known, that we failed to satisfy this condition.  If we fail to comply with these regulatory requirements for any taxable year we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional.  However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed.

Additionally, a corporation may not elect to become a REIT unless its taxable year is the calendar year.  Our taxable year is the calendar year.

Qualified REIT Subsidiaries.  We currently have two “qualified REIT subsidiaries,” CBL Holdings I, Inc. and CBL Holdings II, Inc., and may have additional qualified REIT subsidiaries in the future.  A corporation that is a qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT.  Thus, in applying these requirements, the separate existence of our qualified REIT subsidiaries will be ignored, and all assets, liabilities, and items of income, deduction, and credit of these subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit.  A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests.

Taxable REIT Subsidiaries.  We have established several “taxable REIT subsidiaries,” including the Management Company, and may establish additional taxable REIT subsidiaries in the future.  A “taxable REIT subsidiary” is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code.  In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary.  A taxable REIT subsidiary is subject to United States federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Partnerships.  In the case of a REIT that is a direct or indirect partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to that share.  In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of a partner qualifying as a REIT for purposes of the gross income tests and the asset tests described below.  Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and the property partnerships will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section, provided that the Operating Partnership and property partnerships are treated as partnerships for U.S. federal income tax purposes.

Income Tests

In order for us to maintain our qualification as a REIT, there are two gross income requirements that must be satisfied annually.  First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” as described below, and, in certain circumstances, interest, or from certain types of temporary investments.  Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments of those kinds, dividends, other types of interest, gain from the sale or disposition of stock or securities that do not constitute dealer property, or any combination of the foregoing.  Dividends that we receive on our indirect ownership interest in the Management Company, as well as interest that we receive on our loan to the Management Company and other interest income that is not secured by real estate, generally will be includable under the 95% test but not under the 75% test.

Rents received or deemed to be received by us will qualify as “rents from real property” for purposes of the gross income tests only if several conditions are met:

•
First, the amount of rent must not be based, in whole or in part, on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•
Second, rents received from a tenant will not qualify as rents from real property if we, or a direct or indirect owner of 10% or more of our stock, owns, directly or constructively, 10% or more of the tenant, except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if we own more than a 10% interest in the subsidiary.

•
Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•
Fourth, a REIT may provide services to its tenants and the income will qualify as rents from real property if the services are of a type that a tax exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Internal Revenue Code.  Services that would give rise to unrelated business taxable income if provided by a tax exempt organization must be provided either by the Management Company or by an independent contractor who is adequately compensated and from whom the REIT does not derive any income; otherwise, all of the rent received from the tenant for whom the services are provided will fail to qualify as rents from real property if the services income exceeds a de minimis amount.  However, rents will not be disqualified if a REIT provides de minimis impermissible services.  For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property, with the threshold determined on a property-by-property basis.  For purposes of the 1% threshold, the amount treated as received for any service may not be less than 150% of the direct cost incurred in furnishing or rendering the service.  Also note, however, that receipts for services furnished, whether or not rendered by an independent contractor, which are not customarily provided to tenants in properties of a similar class in the geographic market in which our property is located will in no event qualify as rents from real property.

Substantially all of our income is derived from our partnership interest in the Operating Partnership.  The Operating Partnership’s real estate investments, including those held through the property partnerships, give rise to income that enables us to satisfy all of the income tests described above.  The Operating Partnership’s income is largely derived from its interests, both direct and indirect, in the properties, which income, for the most part, qualifies as “rents from real property” for purposes of the 75% and the 95% gross income tests.  The Operating Partnership also derives dividend income from its interest in the Management Company.

None of us, the Operating Partnership or any of the property partnerships has a plan or intention to (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above) other than relatively minor amounts that do not affect compliance with the above tests; (2) rent any property to a tenant of which we, or an owner of 10% or more of our stock, directly or indirectly, own 10% or more, other than under leases with CBL & Associates, Inc., the Management Company and certain of our affiliates and officers and certain affiliates of those persons that produce a relatively minor amount of non–qualifying income and that we believe will not, either singly or when combined with other non–qualifying income, exceed the limits on non–qualifying income; (3) derive rent attributable to personal property leased in connection with property that exceeds 15% of the total rents other than relatively minor amounts that do not affect compliance with the above tests; or (4) directly perform any services that would give rise to income derived from services that give rise to “unrelated business taxable income” as defined in Section 512(a) of the Internal Revenue Code.

For purposes of the gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentage of receipts or sales.  Although the Operating Partnership or the property owners may advance money from time to time to tenants for the purpose of financing tenant improvements, we and the Operating Partnership do not intend to charge interest in any transaction that will depend in whole or in part on the income or profits of any person or to make loans that are not secured by mortgages of real estate in amounts that could jeopardize our compliance with the 5% and 10% asset tests described below.

The Housing and Economic Recovery Act of 2008 (the “2008 Act”) revised the tax treatment of certain foreign currency gains for purposes of the 75% and 95% gross income tests.  In general, if we recognize foreign currency gain after July 30, 2008 with respect to income that otherwise qualifies under the 75% or 95% tests, such foreign currency gain will not constitute gross income for purposes of the 75% or 95% tests, respectively.

As a REIT, we are subject to a 100% penalty tax on income from “prohibited transactions” (generally, income derived from the sale of property held primarily for sale to customers in the ordinary course of business).  We intend to hold our properties for investment with a view to long term appreciation and to engage in the business of acquiring, developing, and owning our properties.  We have made, and may in the future make, occasional sales of properties consistent with our investment objectives.  We do not intend to enter into any sales that are prohibited transactions.  The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.  We believe that no asset owned by us, the Operating Partnership or the property partnerships is held for sale to customers, and that the sale of any property will not be in the ordinary course of our business, or that of the Operating Partnership or the relevant property partnership.  Whether property is held primarily for sale to customers in the ordinary course of a trade or business and, therefore, is subject to the 100% penalty tax, depends on the facts and circumstances in effect from time to time, including those related to a particular property.

Under the Internal Revenue Code, a safe harbor allows us to avoid prohibited transaction treatment if, among other things, (i) we held the disposed property for at least four years and (ii) during the taxable year in which the relevant property was disposed we did not make more than seven property sales (or, alternatively, the aggregate adjusted basis of all properties sold by us during the taxable year did not exceed 10% of our aggregate adjusted basis in our assets as of the beginning of such taxable year).  The 2008 Act relaxes these requirements such that, with respect to property dispositions occurring after July 30, 2008, the holding period is reduced to two years and the 10% ceiling may be satisfied by reference to either the adjusted basis or fair market value of our assets.  We and the Operating Partnership will attempt to comply with the terms of the applicable safe harbor provisions in the Internal Revenue Code to avoid the characterization of asset sales as prohibited transactions.  We may not always be able to comply with the safe harbor provisions of the Internal Revenue Code or avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of business.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under certain provisions of the Internal Revenue Code.  These relief provisions generally will be available if our failure to meet those tests is due to reasonable cause and not to willful neglect, and we timely comply with requirements for reporting each item of our income to the Internal Revenue Service.  It is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  As discussed above in “—Taxation of CBL,” even if these relief provisions apply, a tax would be imposed attributable to our non-qualifying income.

We may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts.  Income from a hedging transaction entered into on or before July 30, 2008 and made to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets will not constitute gross income for purposes of the 95% gross income test but will constitute non-qualifying income for purposes of the 75% gross income test.  Income from such transactions entered into after July 30, 2008 will not constitute gross income for purposes of the 95% and 75% gross income tests.  Income from hedging transactions entered into after July 30, 2008 and made primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain) also will not constitute gross income for purposes of the 95% and 75% gross income tests.  We must properly identify any such hedges in our books and records.  To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Asset Tests

In order for us to maintain our qualification as a REIT, we, at the close of each quarter of our taxable year, must also satisfy several tests relating to the nature of our assets.  First, at least 75% of the value of our total assets must be represented by real estate assets.  Real estate assets for the purpose of this asset test include (1) our allocable share of real estate assets held by partnerships in which we own an interest or held by qualified REIT subsidiaries and (2) stock or debt instruments held for not more than one year purchased with the proceeds of our stock offering or long–term (at least five years) debt offering, cash items and government securities.  Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer or (2) 10% of the outstanding voting securities of any one issuer.

Under the 2008 Act, commencing with our taxable year beginning January 1, 2009, (i) “cash” will include foreign currency for purposes of the 75% asset test if we (or one of our qualified business units) use such foreign currency as our functional currency, but only to the extent such currency is held for use in the normal course of our (or our qualified business unit’s) activities that produce income qualifying for purposes of the 75% and 95% income tests, and (ii) if we meet the REIT asset tests as of the close of a quarter we will not fail to meet such tests at the end of a subsequent quarter solely because of a discrepancy caused by fluctuations in foreign currency exchange rates.

Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership.  However, debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for an exception set forth in the Internal Revenue Code.  Beginning in 2005, solely for purposes of the 10% value test, a REIT’s interest in the assets of a partnership will be based upon the REIT’s proportionate interest in any securities issued by the partnership (including, for this purpose, the REIT’s interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the “straight debt” or other exceptions described above), valuing any debt instrument at its adjusted issue price.

In addition to the asset tests described above, we are prohibited from owning more than 10% of the value of the outstanding debt and equity securities of any subsidiary other than a qualified REIT subsidiary, subject to an exception.  The exception is that we and a non–qualified REIT subsidiary may make a joint election for the subsidiary to be treated as a “taxable REIT subsidiary.” The securities of a taxable REIT subsidiary are not subject to the 10% value test and the 10% voting securities test, and also are exempt from the 5% asset test.  However, no more than 20% of the total value of a REIT’s assets can be represented by securities of one or more taxable REIT subsidiaries for tax years beginning before July 31, 2008.  For tax years beginning on or after July 31, 2008, no more than 25% of the total value of our assets can be represented by securities of one or more taxable REIT subsidiaries. The Management Company is a taxable REIT subsidiary.

It should be noted that this 25% (formerly 20%) value limitation must be satisfied at the end of any quarter in which we increase our interest in the Management Company.  In this respect, if any partner of the Operating Partnership exercises its option to exchange interests in the Operating Partnership for shares of common stock (or we otherwise acquire additional interests in the Operating Partnership), we will thereby increase our proportionate (indirect) ownership interest in the Management Company, thus requiring us to recalculate our ability to meet the 25% (formerly 20%) value test in any quarter in which the exchange option is exercised.  Although we plan to take steps to ensure that we satisfy this value test for any quarter with respect to which retesting is to occur, these steps may not always be successful or may require a reduction in the Operating Partnership’s overall interest in the Management Company.

The rules regarding taxable REIT subsidiaries contain provisions generally intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms.  These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio.  In addition, a 100% penalty tax can be imposed on the REIT if its loans to, or rental, service or other agreements with, its taxable REIT subsidiary are determined not to be on arm’s length terms.  No assurance can be given that our loans to, or rental, service or other agreements with, our taxable REIT subsidiaries will be on arm’s length terms.  A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT.  To the extent that a taxable REIT subsidiary pays dividends to us in a particular calendar year, we may designate a corresponding portion of dividends we pay to our noncorporate stockholders during that year as “qualified dividend income” eligible to be taxed at reduced rates to noncorporate recipients.  See “Taxation of U.S. Stockholders” below.

We believe that we are in compliance with the asset tests.  Substantially all of our investments are in properties that are qualifying real estate assets.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values.  If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.  We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.  We cannot ensure that these steps always will be successful.

Beginning in 2005, if we fail to satisfy the 5% and/or 10% asset tests for a particular quarter, we will not lose our REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that we come into compliance with the asset tests generally within six months after the last day of the quarter in which we identify the failure.  In addition, beginning in 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (i) following our identification of the failure, we file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) we come into compliance with the asset tests generally within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the earlier of the date we dispose of such assets or the end of the quarter in which we come into compliance with the asset tests.

Annual Distribution Requirements

In order to remain qualified as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount equal to at least:

(A)
the sum of (1) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (2) 90% of the net income (after-tax), if any, from foreclosure property, minus

(B)	the sum of certain items of noncash income.

In addition, if we dispose of any asset with built-in gain during the ten-year period beginning on the date we acquired the property from a “C” corporation or became a REIT, we will be required, according to guidance issued by the Internal Revenue Service, to distribute at least 90% of the after tax built-in gain, if any, recognized on the disposition of the asset.  These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after the declaration, provided such payment is made during the 12-month period following the close of such taxable year.  These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.  To the extent that we do not distribute all of our net capital gain or distribute at least 90% but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.  If we so choose, we may retain, rather than distribute, our net long-term capital gains and pay the tax on those gains.  In this case, our stockholders would include their proportionate share of the undistributed long-term capital gains in income.  However, our stockholders would then be deemed to have paid their share of the tax, which would be credited or refunded to them.  In addition, our stockholders would be able to increase their basis in our shares they hold by the amount of the undistributed long-term capital gains, less the amount of capital gains tax we paid, included in the stockholders’ long-term capital gains.

Furthermore, if we should fail to distribute during each calendar year at least the sum of:

(1) 85% of our ordinary income for the year,

(2) 95% of our net capital gain income for the year, and

(3) any undistributed taxable income from prior periods,

we would be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on.  For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.  We intend to make timely distributions sufficient to satisfy all annual distribution requirements.

Our taxable income consists substantially of our distributive share of the income of the Operating Partnership.  We expect that our taxable income will be less than the cash flow we receive from the Operating Partnership, due to the allowance of depreciation and other non-cash charges in computing REIT taxable income.  Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of the income and deduction of the expenses in arriving at our taxable income.  Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale.  In these cases, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement.  To meet the 90% distribution requirement, we may find it appropriate to arrange for short-term or possibly long-term borrowings or to pay distributions in the form of taxable stock dividends.  Any borrowings for the purpose of making distributions to stockholders are required to be arranged through the Operating Partnership.

Additionally, from time to time, REITs may declare taxable dividends payable in cash or stock at the election of each stockholder.  For our 2008 and 2009 taxable years, IRS Revenue Procedure 2009-15 provides that a distribution of our stock pursuant to such an election will be considered a taxable distribution of property in an amount equal to the amount of cash that could have been received instead if, among other things, 10% or more of the distribution is payable in cash.  Any such dividend would be distributed in a manner intended to count toward satisfaction of our annual distribution requirements and to qualify for the dividends paid deduction.  For information regarding the tax consequences of distributions to our stockholders, see “Taxation of U.S. Stockholders” below.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay applicable penalties and interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Beginning in 2005, if we should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, we may retain our REIT qualification if the failures are due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made.  In this event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income.  In the case of stockholders that are not corporations, any such dividends may be taxable at a maximum rate of 15% during tax years beginning before January 1, 2011.  In addition, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and noncorporate distributees may be eligible to treat the dividends as “qualified dividend income” taxable at capital gain rates.  See “Taxation of U.S. Stockholders” below.  Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which our qualification was lost.  It is not possible to state whether we would be entitled to such statutory relief.

Taxation of U.S. Stockholders

As used in this section, the term “U.S. stockholder” means a beneficial owner of our common or preferred stock that for U.S. federal income tax purposes is (1) a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or of any political subdivision of the United States, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person or otherwise is treated as a U.S. person.  For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as follows.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain dividends discussed below, will constitute dividends to those holders up to the amount of our current or accumulated earnings and profits and are taxable to the stockholders as ordinary income.  These distributions are not eligible for the dividends-received deduction for corporations.  To the extent that we make distributions in excess of our current or accumulated earnings and profits, the distributions will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares, and distributions in excess of the U.S. stockholder’s tax basis in its shares are taxable as capital gain realized from the sale of the shares.  Dividends declared by us in October, November or December of any year payable to a U.S. stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the U.S. stockholder on December 31 of the year, provided that we actually pay the dividend during January of the following calendar year.  U.S. stockholders may not include on their own income tax returns any of our tax losses.

In general, dividends paid by REITs are not eligible for the 15% tax rate on “qualified dividend income” and, as a result, our ordinary REIT dividends will continue to be taxed at the higher ordinary income tax rate.  Dividends received by a noncorporate stockholder could be treated as “qualified dividend income,” however, to the extent we have dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent our dividends are attributable to income that is subject to tax at the REIT level (for example, if we distributed less than 100% of our taxable income).  In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “Taxation of CBL” above.  As a result, our stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.  Moreover, any deficiency dividend will be treated as a dividend—an ordinary dividend or a capital gain dividend, as the case may be—regardless of our earnings and profits.

Dividends Paid Through a Combination of Cash and Issuance of Additional Shares of Stock

To maintain our qualification as a REIT, we are required each year to distribute to stockholders at least 90% of our net taxable income after certain adjustments.  As described above, the IRS recently issued guidance regarding the tax treatment of certain stock distributions paid by a REIT in lieu of cash.  Under that guidance a REIT may pay up to 90% of a distribution in stock and, provided that such a distribution satisfies certain criteria, apply the distribution to its distribution requirements.  As a result of such a distribution, a U.S. holder generally must include the sum of the value of the common stock and the amount of cash received  in its gross income as dividend income to the extent that such holder's share of such a distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution.  The value of any common stock received as part of a distribution generally is equal to the amount of cash that could have been received instead of the common stock.  Depending on the circumstances of the holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources.  If a U.S. holder sells the stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such holder could have a capital loss with respect to the stock sale that could not be used to offset such dividend income.  (Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividend, including the portion that is payable in stock.  For additional information, see “Special Tax Considerations for Non-U.S. Stockholders” below.)  A holder that receives common stock pursuant to a distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock, and a holding period in such common stock that begins on the payment date for the distribution.

While we currently expect to pay two quarterly cash dividends on our common stock for the remainder of 2009, depending upon our liquidity needs, we reserve the right to pay any or all of our quarterly common stock dividends in a combination of shares of common stock and cash in accordance with applicable IRS guidance.  Future dividends are determined in the discretion of our Board of Directors and depend on actual and projected cash flow, financial condition, funds from operations, earnings, capital requirements, the annual REIT distribution requirements, contractual prohibitions or other restrictions, applicable law and such other factors as our Board of Directors deems relevant.  See “Risk Factors—We may change the dividend policy for our common stock in the future.”

Capital Gain Dividends

Dividends to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gain, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the stockholder has held his stock.  Capital gain dividends are not eligible for the dividends-received deduction for corporations; however, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.  Noncorporate taxpayers are generally taxable at a current maximum tax rate of 15% for long-term capital gain.  A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to our “unrecaptured Section 1250 gain.”

If we elect to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains.  In this case, a U.S. stockholder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. stockholder.

Passive Activity Loss and Investment Interest Limitations

Our distributions and gain from the disposition of our common or preferred stock will not be treated as passive activity income and, therefore, U.S. stockholders may not be able to apply any passive losses against this income or gain.  Our dividends, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation.  Net capital gain from the disposition of our common or preferred stock and capital gains generally will be eliminated from investment income unless the taxpayer elects to have the gain taxed at ordinary income rates.

Certain Dispositions of Our Common or Preferred Stock

A U.S. stockholder will recognize gain or loss on any taxable sale or other disposition of our common or preferred stock in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. stockholder’s adjusted basis in the common or preferred stock.  This gain or loss generally will be a capital gain or loss, and will be long-term capital gain or loss if the holder held the securities for more than one year.  Noncorporate U.S. stockholders are generally taxable at a current maximum rate of 15% on long-term capital gain.  The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. stockholders) to a portion of capital gain realized by a noncorporate U.S. stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”  U.S. stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability.  A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our common stock regardless of its holding period for the stock.

In general, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from us are required to be treated by such U.S. stockholder as long-term capital gain.

Treatment of Tax-Exempt U.S. Stockholders

Our distributions to and any gain upon a disposition of our common or preferred stock by a stockholder that is a tax-exempt entity generally should not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of our common or preferred stock with “acquisition indebtedness” within the meaning of the Internal Revenue Code and that the common or preferred stock is not otherwise used in an unrelated trade or business of the tax-exempt entity.  If we were to be a “pension-held REIT” (which we do not expect to be the case) and were to meet certain other requirements, certain pension trusts owning more than 10% of our equity interests could be required to report a portion of any dividends they receive from us as unrelated business taxable income.  For tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in us will constitute unrelated business taxable income unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code.  These tax-exempt U.S. stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

As discussed above in relation to taxable U.S. stockholders, we may elect to retain and pay income tax on our long-term capital gains.  If we so elect, each stockholder, including tax-exempt stockholders, will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains, and will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. stockholder.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates, which we refer to collectively as “non-U.S. stockholders,” are complex, and the following discussion is intended only as a summary of these rules.  The discussion does not consider any specific facts or circumstances that may apply to a particular non-U.S. stockholder.  Special rules may apply to certain non-U.S. stockholders such as “controlled foreign corporations” and “passive foreign investment companies.”  Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common or preferred stock, including any reporting requirements.

Ordinary Dividends.  The portion of dividends received by non-U.S. stockholders payable out of our current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty).  In general, non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our common or preferred stock.  In cases where the dividend income from a non-U.S. stockholder’s investment in our common or preferred stock is effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), the non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder).

Non-Dividend Distributions.  Unless our stock constitutes a USRPI (as defined below), distributions by us which are not paid out of our current and accumulated earnings and profits will not be subject to U.S. income or withholding tax.  If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends.  However, the non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.  If our common or preferred stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to a 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below).  However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. stockholder unless (1) a lower treaty rate applies and proper certification is provided or (2) the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder).  However, the non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends.  Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains (“USRPI Capital Gains”) from dispositions of United States Real Property Interests, or USRPIs, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and therefore will be subject to U.S. income tax at the rates applicable to U.S. stockholders, without regard to whether such distribution is designated as a capital gain dividend.  The properties owned by the Operating Partnership generally are USRPIs.  Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder that is not entitled to treaty exemption.  Notwithstanding the preceding, distributions received on our common or preferred stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. stockholder from the sale or exchange of a USRPI if (1) our common or preferred stock is regularly traded on an established securities market located in the United States and (2) the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the 1-year period ending on the date of the distribution.  The distribution will instead be treated as an ordinary dividend to the non-U.S. stockholder, and the tax consequences to the non-U.S. stockholder will be as described above under “Ordinary Dividends.”

Distributions attributable to our capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the non-U.S. stockholder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a corporate non-U.S. stockholder may also be subject to the 30% branch profits tax) or (2) the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

We generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend.  Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution.  The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability.  This withholding will not apply to any amounts paid to a holder of not more than 5% of our common shares while such shares are regularly traded on an established securities market.  Instead, those amounts will be treated as described above under “Ordinary Dividends.”

If our common or preferred stock does not constitute a USRPI, a sale of our common or preferred stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) investment in the common or preferred stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case, as discussed above, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders on the gain, (2) investment in the common or preferred stock is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, in which case the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain or (3) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and who has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

The offered securities will not constitute a USRPI if we are a domestically controlled REIT.  A domestically controlled REIT is a real estate investment trust in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders.  We believe we are a domestically controlled REIT, and therefore that the sale of our common or preferred stock will not be subject to taxation under FIRPTA.  However, because we are publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled REIT.

If we did not constitute a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our common or preferred stock would be subject to tax under FIRPTA as sale of a USRPI would depend on whether the common or preferred stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market (e.g., the New York Stock Exchange, on which the common or preferred stock will be listed) and on the size of the selling stockholder’s interest in our company.  If the gain on the sale of our common or preferred stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, and subject to applicable alternative minimum tax or a special alternative minimum tax in the case of nonresident alien individuals.  In any event, a purchaser of our common or preferred stock from a non-U.S. stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased common or preferred stock is regularly traded on an established securities market or if we are a domestically controlled REIT.  Otherwise, under FIRPTA, the purchaser of common or preferred stock may be required to withhold 10% of the purchase price and remit that amount to the Internal Revenue Service.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

Under certain circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or on cash proceeds of a sale or exchange of, our common or preferred stock.  Backup withholding generally will apply if the holder:

(1)	fails to furnish its taxpayer identification number, which, for an individual, would be the individual’s social security number,

(2)	furnishes an incorrect taxpayer identification number,

(3)	is notified by the Internal Revenue Service that it has failed to report properly payments of interest and dividends, or

(4)
under certain circumstances fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

Backup withholding generally will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.  U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining this exemption.

Non-US. Stockholders

Proceeds from a disposition of our common or preferred stock will not be subject to information reporting and backup withholding if the beneficial owner of the common or preferred stock is a non-U.S. stockholder.  However, if the proceeds of a disposition are paid by or through a United States office of a broker, the payment may be subject to backup withholding or information reporting if the broker cannot document that the beneficial owner is a non-U.S. person.  In order to document the status of a non-U.S. stockholder, a broker may require the beneficial owner of the common or preferred stock securities to provide it with a completed, executed Internal Revenue Service Form W-8BEN, certifying under penalty of perjury to the beneficial owner’s non-U.S. status.

A non-U.S. stockholder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

Refunds

Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a stockholder will be allowed as a credit against any U.S. federal income tax liability of the stockholder.  If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required procedures are followed.

State and Local Taxation

We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or our stockholders transact business or reside.  The state and local tax treatment of us and our stockholders may not conform to the U.S. federal income tax consequences discussed above.  Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our company.

Tax Aspects of the Operating Partnership

The following discussion summarizes certain U.S. federal income tax considerations applicable solely to our investment in the Operating Partnership through CBL Holdings I and CBL Holdings II.  The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not the Operating Partnership, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes.  Rather, we will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any direct or indirect distribution from the Operating Partnership.

Operating Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and losses among partners, these allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of that section and the Treasury Regulations promulgated under that section.

If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item.  The Operating Partnership’s allocations of taxable income and loss, and those of the property partnerships, are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated under that section.

Tax Allocations with Respect to Contributed Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss that generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at that time (the “book-tax difference”).  The partnership agreement for the Operating Partnership requires allocations of income, gain, loss and deduction attributable to contributed property to be made by the Operating Partnership in a manner that is consistent with Section 704(c) of the Internal Revenue Code.

In general, the partners who contributed appreciated assets to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets (including some of our properties).  This will tend to eliminate the book-tax difference over time.  However, the special allocation rules under Section 704(c) of the Internal Revenue Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale.  Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may, as to certain contributed assets, cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale.  This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.  See “—Requirements for Qualification — Annual Distribution Requirements,” above.  In addition, the application of Section 704(c) of the Internal Revenue Code to the Operating Partnership is not entirely clear and may be affected by authority that may be promulgated in the future.

Basis in Operating Partnership Interest. Our adjusted tax basis in our indirect partnership interest in the Operating Partnership generally (1) will be equal to the amount of cash and the basis of any other property that we contribute to the Operating Partnership, (2) will be increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of certain indebtedness of the Operating Partnership and of the property partnerships and (3) will be reduced, but not below zero, by our allocable share of (a) the Operating Partnership’s loss and (b) the amount of cash distributed directly or indirectly to us, and by constructive distributions resulting from a reduction in our share of certain indebtedness of the Operating Partnership and of the property partnerships.  With respect to increases in our adjusted tax basis in our indirect partnership interest in the Operating Partnership resulting from certain indebtedness of the Operating Partnership, Section 752 of the Internal Revenue Code and the regulations promulgated under that section provide that a partner may include its share of partnership liabilities in its adjusted tax basis of its interest in the partnership to the extent the partner bears the economic risk of loss with respect to the liability.  Generally, a partnership’s non-recourse debt is shared proportionately by the partners.  However, if a partner guarantees partnership debt or is personally liable for all or any portion of the debt, the partner will be deemed to bear the economic risk of loss for the amount of the debt for which it is personally liable.  Thus, the partner may include that amount in its adjusted tax basis of its interest in the partnership.

By virtue of our status as the sole stockholder of CBL Holdings I, which is the sole general partner of the Operating Partnership, we will be deemed to bear the economic risk of loss with respect to indebtedness of the Operating Partnership that is not nonrecourse debt as defined in the Internal Revenue Code.  As a result, our adjusted tax basis in our indirect partnership interest in the Operating Partnership may exceed our proportionate share of the total indebtedness of the Operating Partnership.

If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until the recognition of the loss would not reduce our adjusted tax basis below zero.  To the extent that the Operating Partnership’s distributions, or any decrease in our share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership, would reduce our adjusted tax basis below zero, such distributions and constructive distributions will normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions will constitute long-term capital gain.  Each decrease in our share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership is considered a constructive cash distribution to us.

Depreciation Deductions Available to the Operating Partnership. The Operating Partnership was formed in 1993 principally by way of contributions of certain properties or appreciated interests in property partnerships owning properties.  Accordingly, the Operating Partnership’s depreciation deductions attributable to the properties will be based on the contributing partners’ depreciation schedules and in some cases on new schedules under which the property will be depreciated on depreciation schedules of up to 40 years, using, initially, the adjusted basis of the contributed assets in the hands of the contributing partners.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership or a property partnership or on the sale of a partnership interest in a property partnership will be capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture.  Any unrealized gain attributable to the excess of the fair market value of the properties over their adjusted tax bases at the time of contribution to the Operating Partnership must, when recognized by the Operating Partnership, generally be allocated to the limited partners, including CBL & Associates, Inc., under Section 704(c) of the Internal Revenue Code and Treasury Regulations promulgated under that section.

In the event of the disposition of any of the properties which have pre-contribution gain, all income attributable to the undepreciated gain will be allocated to the limited partners of the Operating Partnership, including to us, and we generally will be allocated only our share of capital gains attributable to depreciation deductions we enjoyed and appreciation, if any, occurring since the acquisition of our interest in the Operating Partnership.  Any decision relating to the potential sale of any property that would result in recognition of gain of this kind will be made by the independent directors on our Board of Directors.  The Operating Partnership will be required in this case to distribute to its partners all of the net cash proceeds from the sale up to an amount reasonably believed necessary to enable the limited partners, including us, to pay any income tax liability arising from the sale.

Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership or property partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s or property partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Under existing law, whether property is inventory or other property held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction.  Prohibited transaction income of this kind will also have an adverse effect upon our ability to satisfy the gross income tests for REIT status.  For more information regarding the penalty tax and gross income tests, see “—Requirements for Qualification—Income Tests” above.  The Operating Partnership and the property partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and other shopping centers and to make occasional sales of the properties, including peripheral land, that are consistent with the Operating Partnership’s and the property partnerships’ investment objectives.

PLAN OF DISTRIBUTION

We, or any selling security holders, may offer and sell securities to or through underwriters or dealers and may also sell securities directly to other purchasers or through agents, or through any combination of these methods of sale.  In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.  In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them,

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and

•	any securities exchanges on which the securities may be listed.

We, or any selling security holders, may distribute the offered securities from time to time in one or more transactions: (1) at a fixed price or prices (which may be changed), (2) at market prices prevailing at the time of sale, (3) at prices related to the prevailing market prices at the time of sale, (4) at prices determined by an auction process or (5) at negotiated prices.  The consideration for the sale of any offered securities may be cash or another form negotiated by the parties.  Any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters.  We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.  If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

In connection with the sale of our offered securities, underwriters or agents may receive compensation from us, from any selling security holders, or from purchasers of our offered securities, for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell our offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of our offered securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive and any profit on the sale of our offered securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us and with any selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling security holder, or an underwriter may sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling security holder may directly solicit offers to purchase the securities and we or a selling security holder may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

In connection with any offering of the offered securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, SEC Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, us or our Operating Partnership in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each series of offered securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange.  Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance.  We may elect to list any other offered securities on an exchange, but are not obligated to do so.  It is possible that one or more underwriters may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  Therefore, no assurance can be given as to the liquidity of the trading market for any of our offered securities.

In order to comply with the securities laws of certain states, if applicable, we will sell our offered securities in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states we may not sell our offered securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITY HOLDERS

Information about selling security holders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

LEGAL MATTERS

The validity of the offered securities and certain legal matters described under “Certain U.S. Federal Income Tax Considerations” in this prospectus and in any prospectus supplement (as applicable) will be passed upon for us by Husch Blackwell Sanders LLP, Chattanooga, Tennessee.  Certain partners in Husch Blackwell Sanders LLP serve as our assistant secretaries, and certain attorneys who are partners in or employees of Husch Blackwell Sanders LLP, and who are engaged in representing the Company, may be deemed to beneficially own (directly or indirectly) an aggregate of 34,375 shares of our Common Stock and 6,650 depositary shares, each representing 1/10th of a share of our Series D Preferred Stock.  Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from CBL & Associates Properties, Inc.’s Current Report on Form 8-K dated July 17, 2009 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedules and includes an explanatory paragraph referring to the retrospective adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51) and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting).  Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.